UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

C3.ai, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

C3.ai, Inc.
1400 Seaport Blvd
Redwood City, California 94063
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 3, 2025
Dear Stockholder:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of C3.ai, Inc., a Delaware corporation. The Annual Meeting will be held virtually on Friday, October 3, 2025, at 10:00 a.m. Pacific Time, via live webcast at www.virtualshareholdermeeting.com/AI2025.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:
1.To elect the three Class II director nominees named in the accompanying proxy statement, each to hold office until our 2028 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal;
2.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;
3.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026; and
4.To conduct any other business properly brought before the Annual Meeting.
On or about August 22, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended April 30, 2025 (the "2025 Annual Report."). The Notice of Internet Availability of Proxy Materials provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement for the Annual Meeting and our 2025 Annual Report can be accessed directly at www.proxyvote.com using the control number located on your Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
A list of stockholders entitled to vote will be available for a 10 day period ending on the day before the Annual Meeting at our headquarters located at 1400 Seaport Blvd, Redwood City, California 94063. If you would like to view the stockholder list, please contact our Investor Relations department at ir@c3.ai.
Our board of directors has fixed the close of business on August 4, 2025, as the record date for the Annual Meeting. Only stockholders of record at the close of business on August 4, 2025, are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors,
Thomas M. Siebel
Chief Executive Officer and Chairman
August 21, 2025
Your vote is important. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

Proxy Statement for 2025 Annual Meeting of Stockholders
To Be Held on October 3, 2025
Table of Contents

Proxy Statement for 2025 Annual Meeting of Stockholders
To Be Held on October 3, 2025
This proxy statement and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors for use at the 2025 Annual Meeting of Stockholders of C3.ai, Inc., a Delaware corporation. Throughout this proxy statement, we refer to the 2025 Annual Meeting of Stockholders, including any postponements, adjournments, or continuations thereof, as the “Annual Meeting,” and we refer to C3.ai, Inc. as “C3 AI,” “we,” “us,” “our,” and the “Company.”
The Annual Meeting will be held as a virtual meeting on Friday, October 3, 2025, at 10:00 a.m. Pacific Time, via a live audio webcast on the internet at www.virtualshareholdermeeting.com/AI2025 where you will be able to listen to the meeting, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report is first being mailed on or about August 22, 2025, to all stockholders entitled to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The proxy statement for the Annual Meeting and our 2025 Annual Report can be accessed directly at www.proxyvote.com using the control number located on your Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
QUESTIONS AND ANSWERS
What matters am I voting on?
You will be asked to vote on the following matters at the Annual Meeting:
1.The election of the following three Class II director nominees, General (Ret.) John Hyten, Richard C. Levin, and Bruce Sewell, each to hold office until our 2028 Annual Meeting of Stockholders, and until his successor is duly elected and qualified or until his earlier death, resignation, or removal;
2.Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement;
3.The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026; and
4.Any other business properly brought before the Annual Meeting.
How does our board of directors recommend that I vote on these matters?
Our board of directors recommends that you vote:
•“FOR” the election of each of General (Ret.) John Hyten, Richard C. Levin, and Bruce Sewell as Class II directors;
•“FOR” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026.

Who is entitled to vote?
Holders of either class of our common stock as of the close of business on August 4, 2025, the record date, may vote at the Annual Meeting. As of the record date, there were 134,027,425 shares of our Class A common stock outstanding and 3,499,992 shares of our Class B common stock outstanding.
Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal, and each share of Class B common stock is entitled to 50 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Registered Stockholders. If your shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting.
Street Name Stockholders. If your shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank, or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for your use.
How many votes are needed for approval of each proposal?
•Proposal No. 1. The election of directors requires a plurality of the votes of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote generally thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether due to votes withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each nominee for election. Only votes “For” will affect the outcome of the vote. “Withhold” votes and broker non-votes will have no effect on the outcome of the vote. Withhold votes and broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 2. This proposal, commonly referred to as the “say-on-pay” vote, must receive “FOR” votes from the holders of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote generally thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Since this proposal is an advisory vote, the result will not be binding on our board of directors. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
•Proposal No. 3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote generally thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Since this proposal is considered to be “routine” under New York Stock Exchange, or NYSE, rules, we do not expect any broker non-votes on this proposal.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the conduct of business at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time, on October 2, 2025;
•by toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time, on October 2, 2025;
•by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); and
•by attending and voting at the Annual Meeting by visiting www.virtualshareholdermeeting.com/AI2025, where stockholders may vote and submit questions (before and during) the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you hold your shares in “street name,” you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. As discussed above, if you hold shares in “street name,” you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
What happens if I do not Submit a Proxy or Voting Instructions?
If you are a stockholder of record and do not submit a proxy to vote your shares through the internet, by telephone, or by completing a proxy card, and you do not vote online during the Annual Meeting, your shares will not be voted.
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the NYSE brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. The election of directors (Proposal No. 1) and the advisory approval of the compensation of our named executive officers (Proposal No. 2) are matters considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending April 30, 2026 (Proposal No. 3) is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 3. When there is at least one “routine” matter that your broker votes on, uninstructed shares that cannot be voted on “non-routine” matters result in what are commonly referred to as “broker non-votes.”
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the materials you receive from your nominee.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise submit a proxy without marking voting selections on each proposal, your shares will be voted in accordance with the recommendations of our board of directors on any proposal for which you have not marked a voting selection:
•“FOR” the election of each of the three nominees for Class II director named in this proxy statement;
•“FOR” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
What if another matter is properly brought before the Annual Meeting?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by internet or by telephone;
•completing and returning a later-dated proxy card; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you hold your shares in “street name,” your broker, bank, or other nominee can provide you with instructions on how to change your vote.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting via live, audio-only webcast. You can attend the Annual Meeting live online by visiting www.virtualshareholdermeeting.com/AI2025 and logging in with your control number. The meeting will start at 10:00 a.m. Pacific Time, on Friday, October 3, 2025. We recommend that you log in a few minutes before 10:00 a.m. Pacific Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need your control number, which is included on your Notice of Internet Availability of Proxy Materials or your proxy card if you are a stockholder of record. If you hold your shares in “street name,” your control number is included with your voting instruction card and voting instructions received from your broker, bank, or other nominee. Instructions on how to attend and participate at the Annual Meeting are available at www.virtualshareholdermeeting.com/AI2025.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/AI2025.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials for the Annual Meeting and vote your shares. You may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage you to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
If you receive more than one Notice of Internet Availability of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability of Proxy Materials to ensure that all of your shares are voted.
Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?
No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank, or other nominee vote my shares if I fail to provide timely directions?
Brokers, banks, or other nominees holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on “routine” matters, as determined under New York Stock Exchange, or NYSE, rules. The only “routine” matter being considered at the Annual Meeting is the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026. Your broker will not have discretion to vote on any other proposals, all of which are considered “non-routine” matters, absent direction from you. If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the materials you receive from your nominee.

What are “broker non-votes”?
As discussed above, under the rules of the NYSE brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. When there is at least one “routine” matter that your broker votes on, uninstructed shares that cannot be voted on “non-routine” matters result in what are commonly referred to as “broker non-votes.”
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials, such stockholder may contact us at the following mailing address, telephone number, or email address:
C3.ai, Inc.
Attention: Investor Relations
1400 Seaport Blvd
Redwood City, California 94063
Tel: (650) 503-2200
Email: ir@c3.ai
If you hold your shares in “street name,” you may contact your broker, bank, or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than April 23, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
C3.ai, Inc.
Attention: General Counsel
1400 Seaport Blvd
Redwood City, California 94063

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice with respect to such annual meeting delivered to stockholders, (ii) brought specifically by or at the direction of our board of directors, or a duly authorized committee of our board of directors, or (iii) properly brought before the meeting in accordance with our amended and restated bylaws by a stockholder of record entitled to vote at the meeting. To be properly brought, notice of the proposal must contain the information required by our amended and restated bylaws and must be received by our Secretary at our principal executive offices not earlier than the close of business on June 5, 2026, and not later than the close of business on July 5, 2026.
In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2026 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2026 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2026 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Director Nominations. Our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, you must provide the information required by our amended and restated bylaws. In addition, you must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in connection with the 2026 annual meeting in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the deadlines set forth above for stockholder proposals that are not intended to be included in a proxy statement.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The following table sets forth certain information as of August 4, 2025, concerning the Class II nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting:

Name	Class	Age	Position	Director Since	Current Term Expires
Director Nominees
General (Ret.) John Hyten	II	66	Director	2024	2025
Richard C. Levin	II	78	Director	2010	2025
Bruce Sewell	II	67	Director	2017	2025

Continuing Directors
Michael G. McCaffery	III	72	Lead Independent Director	2009	2026
Condoleezza Rice	III	70	Director	2009	2026
Jim H. Snabe	III	59	Director	2021	2026
Stephen M. Ward, Jr.	III	70	Director	2009	2026
Kenneth A. Goldman	I	76	Director	2025	2027
Alan Murray	I	70	Director	2024	2027
Thomas M. Siebel	I	72	CEO and Chairman	2009	2027
KR Sridhar	I	64	Director	2023	2027

Set forth below is biographical information for the Class II director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
Nominees for Election at the Annual Meeting
General (Ret.) John Hyten. Gen. Hyten has served as a member of our board of directors since October 2024, and served as an advisor to the Company from May 2022 to October 2024. Gen. Hyten served as the 11th Vice Chairman of the Joint Chiefs of Staff, retiring in November 2021, after a distinguished 40-year career in the United States Air Force. In this role, he served as the nation’s second highest ranking military officer. Gen. Hyten previously led Air Force Space Command from 2014 to 2016 and U.S. Strategic Command from 2016 to 2019. Among many other assignments, he was deployed to Southwest Asia as the Director of Space Forces for operations Enduring Freedom and Iraqi Freedom. He attended Harvard University on an Air Force Reserve Officers Training Corps scholarship, graduating with a bachelor’s degree in engineering and applied sciences. Gen. Hyten also holds his MBA from Auburn University at Montgomery and is a distinguished graduate from Squadron Officer School as well as Air Command and Staff College. He was also a National Defense Fellow at the University of Illinois.
We believe Gen. Hyten is qualified to serve as a member of our board of directors because of his significant executive management and leadership experience in the federal government, defense, and intelligence sectors.
Richard C. Levin. Dr. Levin has served as a member of our board of directors since August 2010. Since June 2017, Dr. Levin has served as a Senior Advisor to Coursera Inc., an online learning platform company, for which Dr. Levin served as the Chief Executive Officer from April 2014 until June 2017. Prior to his roles at Coursera, Dr. Levin served as President of Yale University from July 1993 to June 2013. Dr. Levin served as a director of American Express Co. from January 2007 to May 2019. He is currently a Fellow of the American Academy of Arts and Sciences and the American Philosophical Society and is a former trustee of The William and Flora Hewlett Foundation. He also served as an advisor on President Obama’s Council of Advisors on Science and Technology. Dr. Levin holds a B.A. in History from Stanford University, a B.Litt. in Politics from Oxford University, and a Ph.D. in Economics from Yale University.

We believe Dr. Levin is qualified to serve as a member of our board of directors because of his significant management experience and financial expertise.
Bruce Sewell. Mr. Sewell has served as a member of our board of directors since May 2017. Mr. Sewell served as the Senior Vice President, General Counsel and Secretary of Apple Inc., a technology company, from September 2009 to December 2017. From October 1996 to September 2009, Mr. Sewell served in various leadership positions with Intel Corporation, including as Senior Vice President, General Counsel from September 2002 to September 2009. Since January 2013, Mr. Sewell has served on the board of directors for Vail Resorts, Inc., a mountain resort company. Mr. Sewell holds a B.S. from Lancaster University (U.K.) and a J.D. from The George Washington University Law School.
We believe Mr. Sewell is qualified to serve as a member of our board of directors because of his significant executive experience in the technology industry.
Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Michael G. McCaffery. Mr. McCaffery has served as a member of our board of directors since March 2009. Since December 2005, Mr. McCaffery has served as the Managing Director for Makena Capital Management, LLC, an investment management firm, and was Chief Executive Officer of Makena Capital Management, LLC from December 2005 to January 2013. He served on the board of directors for NVIDIA Corporation from February 2015 to June 2024. Mr. McCaffery holds a B.A. from the Woodrow Wilson School of Public and International Affairs at Princeton University, a B.A. Honours and an M.A. in Politics, Philosophy and Economics from Merton College at Oxford University as a Rhodes Scholar, and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. McCaffery is qualified to serve as a member of our board of directors because of his extensive market, investment and business expertise in the technology industry.
Condoleezza Rice. Dr. Rice has served as a member of our board of directors since December 2009. Since September 2020, Dr. Rice has served as the Tad and Dianne Taube Director of the Hoover Institution at Stanford University. In addition, Dr. Rice has served as the Denning Professor of Global Business and the Economy for the Stanford Graduate School of Business since September 2010. Since March 2009, Dr. Rice has served as the Thomas and Barbara Stephenson Senior Fellow of Public Policy for the Hoover Institution at Stanford University and as a Professor of Political Science for Stanford University. Dr. Rice has also served as a partner at Rice, Hadley, Gates & Manuel LLC, an international strategic consulting firm that Dr. Rice founded, since November 2009. From January 2005 to January 2009, Dr. Rice served as the Secretary of State of the United States of America, and from January 2001 to January 2005, Dr. Rice served as Chief National Security Advisor to President George W. Bush. Dr. Rice currently serves on the board of directors of Makena Capital Management, LLC, a private endowment firm. From April 2014 to May 2021, Dr. Rice served on the board of directors of Dropbox, Inc., a cloud-based file sharing company. Dr. Rice holds a Ph.D. in Political Science from the University of Denver, an M.A. in Political Science from the University of Notre Dame, and a B.A. in Political Science from the University of Denver.
We believe Dr. Rice is qualified to serve as a member of our board of directors because of her global business expertise and service on the boards of directors of various public companies.
Jim H. Snabe. Mr. Snabe has served as a member of our board of directors since February 2021, has served as a special advisor to our Chief Executive Officer since February 2025, and previously served as a special advisor to our Chief Executive Officer from September 2020 to February 2021. Mr. Snabe served as Co-Chief Executive Officer of SAP AG, a technology company, from February 2010 to May 2014, and as a member of the SAP AG supervisory board from May 2014 to May 2018. Mr. Snabe currently serves as Chairman of the Supervisory Board of Siemens AG, an industrial technology company. He also has served on the board of directors of Temasek Holdings since January 2025, and joined the board of directors of Bloom Energy Corporation in August 2025. Mr. Snabe served as Vice Chairman of the Supervisory Board of Allianz SE, an insurance and financial asset management company, from 2014 to May 2022, and Chairman of the Board of A.P. Møller – Mærsk A/S, a shipping and transportation company, from 2014 to March 2022. Mr. Snabe currently serves as a member of the Board of Trustees of the World Economic Forum, a non-profit organization.

We believe Mr. Snabe is qualified to serve as a member of our board of directors because of his extensive management experience and his service on the boards of directors of various public companies.
Stephen M. Ward, Jr. Mr. Ward has served as a member of our board of directors since January 2009. Mr. Ward served as the Chief Executive Officer for Lenovo Group Limited, the international personal computer company formed by the acquisition of IBM’s personal computer division by Lenovo, from April 2005 to January 2006. Prior to that acquisition, Mr. Ward held a number of management positions with IBM from September 1978 to April 2005, including Senior Vice President and General Manager of the Personal Systems and Retail Systems Group from March 2003 to April 2005, General Manager of the Industrial Sector from February 2000 to March 2003, General Manager of the ThinkPad and Mobile division from January 1996 to March 1998 and Chief Information Officer from March 1998 to February 2000. Mr. Ward has served on the board of directors of Carpenter Technology Corporation, a specialty metals company, since March 2001, and currently serves as Lead Independent Director. He also has served on the board of directors of Molekule, an air purification, monitoring equipment and software company, since November 2022, and served on the board of directors of Sprinklr, Inc., a software company, since January 2025. From July 2021 until its sale to LM Ericsson Telephone Company in July 2022, Mr. Ward served as a member of the board of directors of Vonage Holdings Corp., an internet communications company. From December 2014 until its sale to The Boeing Company in October 2018, Mr. Ward served as a member the board of directors of KLX Inc., an aerospace solutions and supply chain company, and from September 2018 to June 2021, he served as a member of the board of directors of KLX Energy Services Holdings, Inc., an oilfield services company spun out from KLX Inc. Mr. Ward also previously served as a member of the board of directors of E2Open, a supply chain SAS company he co-founded, from January 2001 to March 2015, E-Ink Corporation, a maker of electronic paper displays, from December 2006 to December 2009 and QD Vision, Inc., a nanomaterials product company, from June 2014 until its sale to Samsung in November 2016. Mr. Ward holds a B.S. in Mechanical Engineering from California Polytechnic State University, San Luis Obispo.
We believe Mr. Ward is qualified to serve as a member of our board of directors because of his extensive management experience in the technology industry and his service on the boards of directors of various public companies.
Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Kenneth A. Goldman. Mr. Goldman has served as a member of our board of directors since May 2025. Mr. Goldman served as the President of Hillspire LLC, a family office management company from September 2017 until April 2022. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc., a provider of internet content and services. From 2007 to 2012, Mr. Goldman was the Senior Vice President and Chief Financial Officer of Fortinet, Inc., a provider of threat management technologies. He has served as a member of the Public Company Accounting Oversight Board’s (PCAOB) Investor Advisory Group since February 2024, and previously served a term as a member of the PCAOB Standing Advisory Group from January 2015 to December 2017. From July 2018 to July 2022, Mr. Goldman served as a member of the Value Reporting Foundation Board (formerly known as the Sustainability Accounting Standards Board (SASB) Foundation), an independent nonprofit responsible for the funding and oversight of SASB. He currently serves on the boards of directors of Fortinet, Inc. and RingCentral, Inc., and previously served on the boards of directors of GoPro, Inc. and Zuora, Inc. In addition, he is a Trustee Emeritus of Cornell University. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School.
We believe Mr. Goldman is qualified to serve as a member of our board of directors because of his extensive executive management experience in the technology industry, his financial expertise, and his service on the boards of directors of public companies.

Alan Murray. Mr. Murray has served as a member of our board of directors since May 2024. Mr. Murray served as the Chief Executive Office of Fortune Media from December 2018 to April 2024. He served as the Chief Content Officer of Time from August 2016 to December 2017, and an Editor at Fortune Magazine from August 2014 to August 2016. Prior to his roles at Fortune and Time, Mr. Murray served as President of Pew Research Center from January 2013 to July 2014. He also served as a board member of AARP from September 2022 to December 2024. Mr. Murray holds a B.A. in English Literature from the University of North Carolina at Chapel Hill and an M.Sc. in economics from the London School of Economics.
We believe Mr. Murray is qualified to serve as a member of our board of directors because of his proven track record of thought leadership in management and innovation, as well as his deep understanding of global business trends and dynamics.
Thomas M. Siebel. Mr. Siebel is the founder of our Company and has served as the Chairman of our board of directors since January 2009, and as our Chief Executive Officer since July 2011. Prior to founding our company, Mr. Siebel founded and served as the Chief Executive Officer of Siebel Systems, a global CRM software company. Siebel Systems merged with Oracle Corporation in January 2006. Mr. Siebel served in various leadership positions with Oracle Corporation from January 1984 to September 1990. Mr. Siebel currently serves as a member of the College of Engineering boards at the University of Illinois at Urbana-Champaign and the University of California, Berkeley. He was elected a member of the American Academy of Arts and Sciences in April 2013. Mr. Siebel holds a B.A. in History, an M.B.A., and an M.S. in Computer Science, each from the University of Illinois at Urbana-Champaign. He is the author of four books, including most recently the best-selling Digital Transformation: Survive and Thrive in an Era of Mass Extinction (RosettaBooks, 2019).
We believe Mr. Siebel is qualified to serve as a member of our board of directors because of his perspective and experience as our founder and Chief Executive Officer, as well as his extensive experience with technology companies.
KR Sridhar. Dr. Sridhar has served as a member of our board of directors since February 2023. Dr. Sridhar is the Founder, Chairman, and Chief Executive Officer of Bloom Energy Corporation since 2002. Prior to founding Bloom Energy Corporation, he was Director of the Space Technologies Laboratory (STL) at the University of Arizona where he was also a Professor of Aerospace and Mechanical Engineering. Dr. Sridhar has served as an advisor to the National Aeronautics and Space Administration and has led major consortia of industry, academia, and national labs. He also serves as a Strategic Limited Partner at Kleiner Perkins, a venture capital firm, and as a special advisor to New Enterprise Associates. Dr. Sridhar holds a bachelor’s degree in mechanical engineering with honors from the University of Madras, India (now called NIT, Trichy), a master’s degree in nuclear engineering and a PhD in Mechanical Engineering from the University of Illinois at Urbana-Champaign.
We believe Dr. Sridhar is qualified to serve as a member of our board of directors because of his significant executive and management experience in the energy industry.
Director Independence
Our Class A common stock is listed on the New York Stock Exchange ("NYSE"). Under NYSE listing standards, independent directors must comprise a majority of our board of directors. In addition, NYSE listing standards require that, subject to specified exceptions, each member of our audit, compensation, and nominating and corporate governance committees be independent. Under NYSE listing standards, a director will qualify as an “independent director” if our board of directors affirmatively determines that the director has no material relationship with our Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with our Company.

In addition, members of the audit and compensation committees must satisfy heightened independence requirements. For compensation committee members, our board of directors must consider all factors specifically relevant to determining whether each compensation committee member has a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Audit committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that each of Ms. Davis and Dr. Rice and Messrs. Goldman, Levin, McCaffery, Murray, Sewell, Sridhar, and Ward has no material relationship with our Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with our Company, and that each of these directors is “independent” as that term is defined under NYSE listing standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares held by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.”
Board Leadership Structure
Our nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors as our nominating and corporate governance committee deems appropriate. Currently, Mr. Siebel serves as both Chief Executive Officer and Chairman of our board of directors.
Our corporate governance guidelines provide that if the chairman of the board of directors is not an independent director, our independent directors will designate one of the independent directors to serve as lead independent director, and if the chairman of the board of directors is an independent director, our board of directors may determine whether it is appropriate to appoint a lead independent director. The corporate governance guidelines provide that if our board of directors elects a lead independent director (currently Mr. McCaffery), such lead independent director will work with our Chief Executive Officer to develop board meeting schedules and agendas, provide our Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to our board of directors, develop the agenda for and moderate executive sessions of the independent members of our board of directors, preside over board meetings when the chairperson is not present, act as principal liaison between the independent members of the board and our Chief Executive Officer, convene meetings of the independent directors as appropriate, be available for consultation with major stockholders if requested and appropriate, and perform other duties as our board of directors may determine from time to time.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cyber security, legal and compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in our major financial risk exposures, information security risk, and the areas of internal control over financial reporting and disclosure controls and procedures. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies and practices. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
Our board of directors believes that open communication with management is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of our senior management team at quarterly meetings of our board of directors, where, among other topics, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security, cyber security, and privacy risks, and financial, tax, and compliance related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
Board Meetings and Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met five times during our last fiscal year and also acted by unanimous written consents following discussions outside of meetings.
Our board of directors has also established a standing audit committee, compensation committee, and nominating and governance committee to aid our board of directors in the discharge of its duties. The composition and responsibilities of each of the standing committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Directors are expected to attend meetings of our board of directors and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During our last fiscal year, each director attended at least 75% of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage all directors to attend. Six of our then-current directors attended our 2024 annual meeting of stockholders.
Audit Committee
Our audit committee currently consists of Ms. Davis and Messrs. Goldman, Levin, and McCaffery, with Mr. McCaffery as chair. Our board of directors has appointed Mr. Goldman to become chair of the audit committee, effective immediately prior to the Annual Meeting. Our board of directors has determined that each member of the audit committee satisfies the independence requirements under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our board of directors has determined that each of Ms. Davis and Messrs. Goldman, Levin and McCaffery is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee is financially literate, as such qualification is interpreted by our board of directors in its business judgment. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of his or her employment.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•helping our board of directors oversee our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing and approving related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable NYSE listing standards. A copy of the charter of our audit committee is available on the Governance section of our investor relations website ir.c3.ai. During the fiscal year ended April 30, 2025, our audit committee held five meetings and also acted by unanimous written consents following discussions outside of meetings.
Compensation Committee
Our compensation committee currently consists of Messrs. Sewell, Sridhar, and Ward. The chair of our compensation committee is Mr. Ward. Our board of directors has determined that each member of the compensation committee is independent under NYSE listing standards and qualifies as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and recommending to our board of directors the compensation of our chief executive officer and other executive officers;
•reviewing and recommending to our board of directors the compensation of our non-employee directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our compensation committee operates under a written charter that satisfies the applicable NYSE listing standards. A copy of the charter of our compensation committee is available on the Governance section of our investor relations website ir.c3.ai. During the fiscal year ended April 30, 2025, our compensation committee held three meetings and also acted by unanimous written consents following discussions outside of meetings.
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. For the fiscal year ended April 30, 2025, and for prior fiscal years, our compensation committee retained Compensia, Inc. ("Compensia"), a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive and non-employee director compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our compensation committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and concluded that no conflict of interest has arisen or exists with respect to the work that Compensia performs for our compensation committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Messrs. McCaffery, Sewell, and Ward. The chair of our nominating and corporate governance committee is Mr. Sewell. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under NYSE listing standards.
The primary purpose of our nominating and corporate governance committee is to discharge the responsibilities of our board of directors in overseeing our corporate governance functions and identifying and evaluating candidates to serve on our board of directors and its committees. Specific responsibilities of our nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and related matters; and
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable NYSE listing standards. A copy of the charter of our nominating and corporate governance committee is available on the Governance section of our investor relations website ir.c3.ai. During the fiscal year ended April 30, 2025, our nominating and corporate governance committee held discussions among the committee members each quarter outside of meetings and also acted by unanimous written consents following discussions outside of meetings.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee is responsible for identifying, reviewing, evaluating and recommending candidates to serve as directors, and our board of directors is responsible for nominating persons for election to the board by our stockholders. Our nominating and corporate governance committee and our board of directors use a variety of qualifications for identifying and evaluating director nominees. Our board of directors believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being older than 21.
In considering and evaluating candidates, our nominating and corporate governance committee and our board of directors also consider, among other relevant factors, age, skills, character, integrity, judgment, independence, potential conflicts of interest, diversity of background, relevant expertise, the ability to offer relevant and meaningful support and guidance to our management, ability to devote sufficient time to company affairs, personal excellence in his or her field, the ability to exercise sound business judgment, and a commitment to represent the long-term interests of our stockholders. In evaluating director candidates, our nominating and corporate governance committee and our board of directors will also consider the current composition of our board of directors, our company’s operating requirements, and the long-term interests of our stockholders. Our board of directors believes that our board of directors should represent a diversity of viewpoints and experience, and our nominating and corporate governance committee and our board of directors consider a broad range of backgrounds and experiences in evaluating director candidates.
Stockholder Recommendations for Nominations to Our Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders on the same basis as candidates from other sources, so long as the recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and all applicable laws, rules, and regulations. Our nominating and corporate governance committee will evaluate stockholder recommendations in accordance with its charter, our amended and restated bylaws, our corporate governance guidelines, our policies and procedures for director candidates, and the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at C3.ai, Inc., Attention: Secretary, 1400 Seaport Blvd, Redwood City, California 94063. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated certificate of incorporation, our amended and restated bylaws, and all applicable laws, rules, and regulations, and should be sent in writing to our Secretary at C3.ai, Inc., Attention: Secretary, 1400 Seaport Blvd, Redwood City, California 94063. To be timely for our 2026 annual meeting of stockholders, our Secretary must receive the nomination at our principal executive offices not earlier than the close of business on June 4, 2026, and not later than the close of business on July 4, 2026.

Communications with Our Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our Secretary at C3.ai, Inc., Attention: Secretary, 1400 Seaport Blvd, Redwood City, California 94063. Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the chairperson of our board of directors or to the lead independent director if the chairperson of our board of directors is not independent.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of business conduct and ethics is posted on the Governance section of our investor relations website ir.c3.ai. We intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.
Insider Trading Policy and Prohibition on Hedging, Short Sales, and Pledging
Our board of directors has adopted an insider trading policy governing the purchase, sale, and or/other dispositions of our securities by our employees, officers, and directors that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. In addition, it is our intent to comply with applicable laws and regulations regarding insider trading. Our insider trading policy also prohibits hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, or similar transactions designed to decrease the risks associated with holding shares of our common stock. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC.

NON-EMPLOYEE DIRECTOR COMPENSATION
During the fiscal year ended April 30, 2025, we did not pay cash compensation to any of our non-employee directors for service on our board of directors. We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings and other reasonable business travel and expenses.
Fiscal Year 2025 Director Compensation Table
The following table sets forth information regarding the compensation earned or paid to our directors during the fiscal year ended April 30, 2025, other than Thomas M. Siebel, our Chief Executive Officer, who is also a member of our board of directors but did not receive any additional compensation for service as a director. The compensation paid to Mr. Siebel as a named executive officer is set forth in the section titled, “Executive Compensation.”

Name	Stock Awards ($)(1)	Option Awards ($)(1)(2)(3)	Total ($)
Lisa A. Davis (4)	—	349,999	349,999
Kenneth A. Goldman (4)(5)	—	—	—
General (Ret.) John Hyten (4)(6)	—	349,999	349,999
Richard C. Levin (4)	—	349,999	349,999
Michael G. McCaffery (4)(7)(8)	—	414,989	414,989
Alan Murray (4)(9)	—	899,992	899,992
Condoleezza Rice (4)	—	349,999	349,999
Bruce Sewell (4)(8)	—	369,999	369,999
Jim H. Snabe (4)(10)	7,578,000	349,999	7,927,999
KR Sridhar (4)(11)	—	699,997	699,997
Stephen M. Ward, Jr. (4)(8)	—	369,999	369,999
(1)The amounts disclosed represent the aggregate grant date fair value of each award of restricted stock units ("RSUs") or stock option, as applicable, granted under our 2020 Equity Incentive Plan, as amended and restated (the “2020 Plan”), in each case computed in accordance with the provisions of Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 718. The stock options were granted to each of the non-employee directors, other than General Hyten and Mr. Murray, on October 2, 2024. The stock option granted to General (Ret.) John Hyten was granted on October 9, 2024, and the stock option granted to Mr. Murray was granted on May 1, 2024. The RSU award granted to Mr. Snabe was granted on March 31, 2025. The assumptions used in calculating these amounts are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC. This amount does not reflect the actual economic value that may be realized by each non-employee director.
(2)Generally, five percent of the shares subject to the option vest on a quarterly basis over the five-year period following the grant date subject to continuous service with us on each vesting date, provided, however, that if the director fails to attend any regularly scheduled meeting of our board of directors during a quarter, vesting for such quarter shall not occur and will be suspended. If the director satisfies the attendance requirements in subsequent quarters, then any shares that did not vest during prior quarters will vest upon the fifth anniversary of the applicable grant date. Each option also vests in full upon a change in control (as defined in the 2020 Plan), subject to the director remaining in service until the closing of the change in control. In addition, the options permit early exercise, whereby the director may purchase shares subject to such options prior to vesting, subject to our right to repurchase such shares, lapsing over time in accordance with the vesting schedule of the option.
(3)The amounts disclosed include (other than for Alan Murray) an annual option to purchase shares of our Class A common stock having a value of up to $350,000, based on the grant date fair value of the underlying Class A common stock for the non-employee director’s service on our board of directors.

(4)As of April 30, 2025, the number of shares subject to outstanding equity awards held by each non-employee director was as follows: 154,770 shares subject to outstanding options for Ms. Davis; 12,973 shares subject to outstanding stock awards for Ms. Davis; no shares subject to outstanding options and stock awards for Mr. Goldman; 20,604 shares subject to outstanding options for General (Ret.) John Hyten; 139,472 shares subject to outstanding stock awards for General (Ret.) John Hyten; 254,741 shares subject to outstanding options for Dr. Levin; 336,782 shares subject to outstanding options for Mr. McCaffery; 60,511 shares subject to outstanding options for Mr. Murray; 490,554 shares subject to outstanding options for Dr. Rice; 719,314 shares subject to outstanding options for Mr. Sewell; 197,586 shares subject to outstanding options for Mr. Snabe, 360,000 shares subject to outstanding stock awards, which were granted in fiscal year 2025, as consideration for Mr. Snabe’s services as special advisor to our Chief Executive Officer; 107,486 shares subject to outstanding options for Dr. Sridhar; and 324,376 shares subject to outstanding options for Mr. Ward.
(5)Mr. Goldman joined our board of directors on May 21, 2025. He did not receive any compensation in fiscal year 2025. In June 2025, Mr. Goldman received an option award having a grant date fair value of $900,000, vesting over a five year period.
(6)300,000 RSUs were granted to General (Ret.) Hyten in May 2022, as consideration for his service as a special advisor to our Chief Executive Officer, with vesting tied to General (Ret.) Hyten's continued service provision of such advice and counsel. Beginning in June 15, 2022, 1/60th of such RSUs vest monthly over 5 years. In February 2023, 26,300 RSUs were granted to General (Ret.) Hyten, as consideration for his services as a special advisor to our Chief Executive Officer, with vesting tied to General (Ret.) Hyten's continued service provision of such advice and counsel. Such RSUs vest quarterly over 5 years after the date of grant.
(7)The amounts disclosed include an additional option to purchase shares of our Class A common stock having a value of $45,000 based on the grant date fair market value of the underlying Class A common stock for such non-employee director’s service as lead independent director.
(8)The amounts disclosed include additional options to purchase shares of our Class A common stock having a value of $20,000 based on the grant date fair market value of the underlying Class A common stock for such non-employee director’s service as chair of a committee of the board of directors.
(9)The amounts disclosed include options granted under the 2020 Plan in connection with initial appointment to the board of directors.
(10)The amount disclosed represents 360,000 RSUs granted to Mr. Snabe on March 31, 2025, as consideration for his services as a special advisor to our Chief Executive Officer, with vesting tied to Mr. Snabe's continued provision of such advice and counsel under his special advisor agreement with us. 1/24th of such RSU award vests monthly from February 24, 2025 for one year and 1/48th of such RSU award vests each month thereafter for the following two years, so long as Mr. Snabe provides services as Special Advisor to the Chief Executive Officer.
(11)Dr. Sridhar was appointed to the board of directors effective February 28, 2023. The 2020 Plan provides that the aggregate value of all compensation granted or paid, as applicable, to a non-employee director will not exceed $900,000 in total value during the calendar year in which such director is first appointed or elected to the board of directors, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. As Dr. Sridhar’s Initial Award (as defined below) was granted in calendar year 2023, he was not eligible to receive an Annual Award on the date of the 2023 annual meeting of stockholders. The amount disclosed includes an option to purchase shares of our Class A common stock having an aggregate value of $700,000, based on the grant date fair value of the underlying Class A common stock granted for his service from October 2023.
Pursuant to our non-employee director compensation program for the fiscal year ended April 30, 2025, we compensated our non-employee directors with stock options for such fiscal year as described below. We believe this program reinforces alignment with our stockholders and is consistent with our overall compensation philosophy.

Each new non-employee director who joined the board of directors was granted an option to purchase shares of our Class A common stock having a value of no more than $900,000 based on the grant date fair value of the option for financial reporting purposes (the “Initial Award”). Each Initial Award vests over five years, with 5% of the Initial Award vesting quarterly after the date of grant, provided the grantee remains as a non-employee director and attends in person the regularly scheduled meeting of the board of directors during each fiscal quarter commencing following such grant (such shares, the “Initial Quarterly Shares”); however, if the grantee fails to attend any such regularly scheduled meeting, then vesting for the Initial Quarterly Shares will not occur and will be suspended (any such shares being referred to collectively as the “Initial Suspended Shares”). For any Initial Suspended Shares, such shares will vest following the fifth anniversary of the date of grant, if the non-employee director satisfies the attendance requirements in subsequent periods. Such Initial Awards are “early exercisable” such that the non-employee director may purchase shares underlying the Initial Award prior to vesting, subject to our right of repurchase lapsing in accordance with the vesting schedule of the Initial Award. Each Initial Award vests in full upon a change in control (as defined in the 2020 Plan), subject to the non-employee director remaining in service until the closing of the change in control.
On the date of the annual meeting of our stockholders, each person who was then a non-employee director was granted an option to purchase shares of our Class A common stock having a value of $350,000 based on the grant date fair value of the option for financial reporting purposes on the date of such annual meeting (the “Annual Award”); however, for a non-employee director who was appointed to the board of directors less than 365 days prior to the annual meeting of our stockholders, the $350,000 value was pro-rated based on the number of days from the date of appointment until such annual meeting. Each Annual Award vests over five years, with 5% of the Annual Award vesting quarterly after the date of grant, provided the grantee remains as a director and attends in person the regularly scheduled meeting of the board of directors during each fiscal quarter commencing following such grant (such shares, the “Annual Quarterly Shares”); however, if the grantee fails to attend any such regularly scheduled meeting, then vesting for the Annual Quarterly Shares will not occur and will be suspended (any such shares being referred to collectively as the “Annual Suspended Shares”). For any Annual Suspended Shares, such shares will vest following the fifth anniversary of the date of grant, if the director satisfies the attendance requirements in subsequent periods. Such Annual Awards are “early exercisable” such that the non-employee director may purchase shares underlying the Annual Award prior to vesting, subject to our right of repurchase lapsing in accordance with the vesting schedule of the Annual Award. Each Annual Award vests in full upon a change in control (as defined in the option agreement with each director), subject to the director remaining in service until the closing of the change in control.
In addition to the Initial Awards and Annual Awards described above, for the fiscal year ended April 30, 2025, certain non-employee directors were granted the following stock options as additional compensation for services on our board of directors and its committees, as applicable, with each such option vesting in the same manner as the Annual Awards:
•an additional option to purchase shares of our Class A common stock having a value of $45,000, based on the grant date fair market value of the underlying Class A common stock for service as lead independent director of the board of directors, if any; and
•an additional option to purchase shares of our Class A common stock having a value of $20,000, based on the grant date fair market value of the underlying Class A common stock for service as the Chair of a committee of the board of directors.
Our non-employee director compensation program and compensation outside such program for non-employee directors are reviewed periodically by our compensation committee and our board of directors.

PROPOSAL ONE
ELECTION OF DIRECTORS
Our board of directors currently consists of twelve members and is divided into three classes. Each class consists of four directors and has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
At the Annual Meeting, stockholders are being asked to elect the three Class II directors named in this proxy statement, each to serve a three-year term as outlined above to succeed the current Class II directors.
The board of directors, upon the recommendation of the nominating and corporate governance committee, approved a reduction in the number of directors constituting the full board of directors from twelve to eleven, effective immediately prior to the Annual Meeting. Accordingly, there are three nominees for director at the Annual Meeting and proxies cannot be voted for a greater number of individuals than the three nominees named above. Beginning immediately prior to the Annual Meeting, our board of directors will consist of eleven members divided into three classes, with Classes I and III consisting of four directors and Class II consisting of three directors.
Director Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, General (Ret.) John Hyten, Richard C. Levin, and Bruce Sewell as nominees for election as Class II directors at the Annual Meeting. Each of these director nominees other than General Hyten was previously elected by our stockholders. General Hyten, who previously served as an advisor to the Company from May 2022 to October 2024, joined our board of directors in October 2024, after being recommended by our Chief Executive Officer and considered and recommended by our nominating and corporate governance committee. If elected, each of General Hyten, and Messrs. Levin and Sewell will serve as Class II directors for a full term of three years and until their successors are duly elected and qualified, or until his earlier death, resignation, or removal.
Each nominee has consented to being named as a nominee in our proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve. If any nominee becomes unable or unwilling to stand for election as a result of an unexpected occurrence, the proxy holders will vote your proxy for the election of any substitute nominee as may be proposed by our nominating and corporate governance committee. Each of the nominees is currently a director serving on our board of directors. For information concerning each of the nominees, please see the section titled “Information Regarding Our Board of Directors and Corporate Governance.”
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL TWO
APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (as disclosed under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables included under the heading “Executive Compensation” and the accompanying narrative).
You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.
The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our named executive officers in its totality, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
In accordance with Section 14A of the Exchange Act, stockholders are asked to approve the following non-binding resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”
Since this proposal is an advisory vote, the result will not be binding on our board of directors or our compensation committee. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending April 30, 2026. Deloitte has served as our independent registered public accounting firm since 2018. Representatives of Deloitte are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor law require stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. However, our audit committee is asking our stockholders to ratify its appointment of Deloitte because it values the views of our stockholders. If the stockholders fail to ratify the appointment, our audit committee may review the appointment of Deloitte as our independent registered public accounting firm but is under no obligation to review the appointment. Even if the appointment is ratified, our audit committee may, in its sole discretion, appoint different independent auditors at any time during the fiscal year if they determine that such a change would be in our best interests and the best interests of our stockholders.
Fees Paid to Our Independent Registered Public Accounting Firm
The following table presents fees billed to us by Deloitte for the fiscal years ended April 30, 2025, and April 30, 2024.

	Fiscal Year Ended April 30,
	2025	2024
Audit Fees(1)	$2,475,643	$2,465,021
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(3)	$3,790	$3,790
Total Fees	$2,479,433	$2,468,811
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements. For the fiscal years ended April 30, 2025, and April 30, 2024, this category also included fees for attestation services related to Section 404 of the Sarbanes-Oxley Act of 2002.
(2)There were no audit-related or tax fees billed by Deloitte during the fiscal years ended April 30, 2025, and April 30, 2024.
(3)All other fees consist of software subscription fees.
Pre-Approval Policies and Procedures
Our audit committee approves all audit and non-audit services provided to us by our independent registered public accounting firm in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval may be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All of the services relating to the fees described in the table above were pre-approved by our audit committee in accordance with our audit committee’s pre-approval policies and procedures.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee is a committee of the Company’s board of directors composed solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the Company’s board of directors. This written charter is reviewed periodically for changes, as appropriate.
With respect to the Company’s financial reporting process, the Company’s management is responsible for establishing and maintaining internal controls, and for preparing the Company’s consolidated financial statements. Deloitte & Touche LLP ("Deloitte"), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s consolidated financial statements. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and Deloitte;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC; and
•received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Deloitte its independence.
Based on the review and discussions noted above, the audit committee recommended to the Company’s board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Michael G. McCaffery (Chair)
Lisa A. Davis
Kenneth A. Goldman
Richard C. Levin
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of August 4, 2025. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Thomas M. Siebel	72	Chief Executive Officer and Chairman of the Board
Hitesh Lath	47	Senior Vice President and Chief Financial Officer
Robert D. Schilling	56	Executive Vice President and Chief Commercial Officer
For Mr. Siebel’s biography, see “Information Regarding Our Board of Directors and Corporate Governance.”
Hitesh Lath. Mr. Lath has served as our Chief Financial Officer since March 2024. He previously served as our Vice President and Chief Accounting Officer from December 2023 to February 2024. Prior to joining us, Mr. Lath spent over 22 years with Ernst & Young and was most recently a partner in their San Jose, California office. At Ernst & Young, he served several technology clients ranging from Fortune 100 companies to Silicon Valley startups. Mr. Lath holds a Bachelor of Commerce degree from Shri Ram College of Commerce, Delhi University and Master of Business Administration from The Wharton School of the University of Pennsylvania. He is a Certified Public Accountant in the State of California.
Robert Schilling. Mr. Schilling has served as our Executive Vice President and Chief Commercial Officer since June 2025. Prior to joining us, he was the Senior Vice President of ERP Sales for Oracle’s North America Applications division. Prior to Oracle, Mr. Schilling was Chief Executive Officer at SpaceTime, through its acquisition by Nokia, where he oversaw development, strategy, and sales for IoT, Analytics, and Applications as Group Vice President of Nokia Software. Prior to that, he served as Senior Vice President at SAP Americas, Chief Commercial Officer at SAP Japan, and Senior Vice President of Sales at Siebel Systems. Mr. Schilling holds a Bachelor’s degree from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our compensation committee arrived at specific compensation decisions for the individuals who served as our “named executive officers” including our Chairman and Chief Executive Officer, our Chief Financial Officer, and the two other individuals who served as executive officers during the fiscal year ended April 30, 2025.
Our named executive officers for the fiscal year ended April 30, 2025, were:

Name	Position(s)
Thomas M. Siebel	Chief Executive Officer and Chairman of our Board of Directors
Hitesh Lath	Senior Vice President and Chief Financial Officer
Merel Witteveen	Senior Vice President, Operations (1)
Edward Y. Abbo	Executive Vice President and Chief Technology Officer (2)
(1)Ms. Witteveen served as an executive officer of the Company from July 31, 2024, to June 16, 2025. She was appointed as our Senior Vice President, Operations, effective July 31, 2024. As of June 16, 2025, Ms. Witteveen began reporting to Mr. Schilling, our Executive Vice President and Chief Commercial Officer, with respect to her role of managing Alliances, and continued to report to Mr. Siebel, with respect to her marketing responsibilities.
(2)During the fiscal year ended April 30, 2025, Mr. Abbo served as an executive officer of the Company from May 1, 2024, to August 1, 2024. On August 1, 2024, Mr. Abbo transitioned his role from President and Chief Technology Officer to Executive Vice President and Chief Technology Officer.
We believe that the members of our current executive team represent best-in-class talent in their respective positions and that retaining and incentivizing them is critical for our future success.
Executive Summary
Business Overview
Key Accomplishments during the Last Fiscal Year
•We achieved accelerated growth in fiscal year 2025. Our total revenue increased 25% year-over-year, and subscription revenue increased 18% year-over-year.
•We closed 264 agreements (an increase of 38% year-over-year), including 174 initial production deployment agreements (an increase of 41% year-over-year). We entered into new and expanded agreements with Baker Hughes, ExxonMobil, U.S. Steel, Air Products, U.S. Air Force, Bristol Myers Squibb, Signature Aviation, Curtiss-Wright, Cargill, Dow, Chanel, Ericsson, and Heidelberg Materials, among others.
•We established and expanded large-scale, strategic alliances with Microsoft, AWS, Google Cloud, and McKinsey QuantumBlack. During fiscal year 2025, we closed 193 agreements through our partner network, an increase of 68% year-over-year. This accounted for 73% of total agreements.
•Our State and Local Government business had an outstanding year with revenue growing more than 100%. We expanded our footprint, closing agreements across Texas, California, Alabama, Florida, Washington, Utah, Georgia, Virginia, New Jersey, Maine, Tennessee, Oregon, and New York.
•Our Federal business continued its strong momentum. We closed 51 Federal agreements, including new and expanded agreements with the U.S. Department of Defense, the U.S. Intelligence Community, the U.S. Air Force, the U.S. Marine Corps, the U.S. Navy, the Defense Counterintelligence Security Agency, the Missile Defense Agency, CAE USA, the Royal Air Force, Austal, and Thales, among others.

•Our Generative AI business also had a remarkable year, with deployments across 16 different industries and with revenue growing more than 100% year-over-year. Our Generative AI business has evolved rapidly as demand rises for our highly differentiated offering.
Our Culture of High Performance
We are dedicated to accelerating digital transformation of organizations globally by enabling the deployment of Enterprise AI at scale. Our people are domain experts in their fields and are individuals with exceptional education and professional backgrounds. We are uncompromising in the quality of our work product. We build deep relationships with our customers grounded upon the highest levels of business ethics and professionalism, with a laser focus on customer success. We execute with precision.
Rich Human Capital
One of our key assets is unquestionably the human capital that we have been able to attract, retain, and motivate. We attract exceptionally talented, highly educated, experienced, and motivated employees.
We have built a culture of high performance based on four core values:
•Drive and Innovation Propelling Growth. We self-select for people who love to work hard, think with rigor, speak with purpose, and act to achieve great things.
•Natural Curiosity to Solve the Impossible. We are self-learners, always seeking knowledge to accelerate innovation.
•Professional Integrity Governing All Endeavors. We act with unwavering ethical integrity, respect, and courtesy.
•Collective Intelligence. We believe the unity of our team is substantially greater than the sum of its parts.
Over the past fiscal year, we have faced a particularly competitive market for talent, including at the executive level. Still, during the last fiscal year, our executives and employees were able to grow our customer base, yielding total revenue growth of 25%.
Our compensation program has been designed to align our executives with our stockholders’ objectives through equity and performance-based compensation, to attract top talent as the Company grows, and, importantly, to retain our employees and leadership team in the face of significant competition for talent.
Executive Compensation Program Highlights
The important features of our executive compensation program include the following:
•A majority of executive pay is equity-based. We structure a majority of our named executive officers’ compensation in equity to achieve the best possible alignment with shareholders.
•We emphasize long-term equity incentives. Equity awards with multi-year vesting periods are an integral part of our executive compensation program and comprise the majority of our named executive officers’ compensation packages. We have awarded our Chief Executive Officer both stock options and restricted stock unit (“RSU”) awards, including many with five-year vesting schedules, and awarded our other named executive officers RSU awards, including many with five-year vesting schedules. These awards align our named executive officers’ interests with our stockholders’ objectives by providing a long-term financial incentive to maximize value for our stockholders and by encouraging our named executive officers to remain as leaders with us. We have also paid bonuses in the form of stock (by granting fully-vested RSUs) rather than cash in order to further link the interests of our named executive officers and our stockholders.
•We have not provided our named executive officers with excise tax gross ups.

•We have not provided perquisites to our named executive officers that are not otherwise provided to employees generally, other than certain security-related benefits discussed in more detail below under the section titled “Other Benefits; Perquisites.”
•Our practice is to require "double-trigger" for accelerated vesting. Since becoming a publicly traded company in 2020, we have not provided “single-trigger” accelerated vesting of equity awards to our named executive officers on a change in control of the Company. Instead, we require both a change in control of the Company and a qualifying termination of employment (a “double trigger”) to receive accelerated vesting of equity awards.
•Our compensation committee has retained an independent compensation consultant for guidance and advice in making compensation decisions. The compensation consultant advises the compensation committee on competitive market practices, including reviewing the mix of companies that comprise our compensation peer group of companies and reviewing the compensation practices of our peer group companies. This work enables the compensation committee to regularly assess the Company’s compensation programs and executives’ compensation against our compensation peer group, the general marketplace, and other relevant industry data points.
•Our compensation committee is comprised of independent members of our board of directors.
•We prohibit hedging, short sales and pledging of Company stock as collateral for a loan.
Advisory Vote on Executive Compensation
Our practice has been to hold a non-binding, advisory "say-on-pay" vote once every year. At our 2022 annual meeting of stockholders, we proposed holding a “say-on-pay” vote annually, and this proposal was overwhelmingly approved by our stockholders: over 99% of the votes cast approved the proposal. At last year’s annual meeting of stockholders, over 85% of the votes cast approved the “say-on-pay” proposal regarding the compensation awarded to our named executive officers.
Objectives, Philosophy and Elements of Executive Compensation
Our executive compensation program aims to achieve the following main objectives:
•aligning our executives' incentive compensation with the interests of our stockholders;
•providing incentives that motivate and reward the achievement of company performance over the long-term;
•attracting and retaining highly qualified executives; and
•linking pay to Company performance.
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal elements: base salary, annual discretionary performance-based bonuses, and long-term incentive compensation in the form of equity awards. We also provide our executive officers with benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee health and welfare benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and adjusted based on a number of factors (including individual performance and the overall performance of our Company) and an analysis of competitive market data.
Annual Performance-based Bonus	Serves as an incentive based on both annual corporate and individual performance.	Actual bonus payments, if any, are determined after fiscal year end by the compensation committee after taking into account corporate performance, individual contributions to that performance, the recommendation of the Chief Executive Officer (other than for his own annual bonus) and other objective and subjective factors. Performance-based bonuses may be paid in cash or in fully-vested RSUs, in the discretion of the compensation committee.
Long-Term Incentive Compensation	Aligns executive's interests with stockholder interests and changes in stockholder value.

Attracts highly qualified executives and encourages their continued employment over the long-term.

	Serves as an incentive for successful long-term Company performance.	Design and amount of individual equity awards are determined by the compensation committee after taking into account corporate performance, individual contributions to that performance, an analysis of competitive market data, the recommendations of the Chief Executive Officer (other than for his own annual equity awards) and other factors.
We focus on providing a competitive compensation package to our executive officers, which provides significant short-term and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value creation.
The majority of our named executive officers' target total direct compensation opportunity consists of equity awards and annual performance-based compensation. The compensation committee does not apply a fixed ratio of base salary, annual discretionary performance-based bonus awards, and equity awards. Instead, the compensation committee evaluates the results of a competitive market analysis prepared by Compensia, Inc. ("Compensia") and data from Aon plc.'s Radford McLagan Compensation Database ("Radford") and then exercises its own independent judgment, based on the experience of its members along with other factors, to establish a target total direct compensation opportunity for each executive officer. This direct compensation opportunity for each executive officer reflects a mix of current, short-term, and long-term incentive compensation and cash and non-cash compensation that the compensation committee believes appropriate to achieve the goals of our executive compensation program and our corporate objectives.
How We Determine Executive Compensation
Role of our Compensation Committee, Management, and our Board of Directors
The compensation committee is appointed by our board of directors and has responsibilities related to the compensation of the Company’s executive officers, other members of senior management, our non-employee directors, and the development and administration of the Company’s compensation plans. For details on the compensation committee’s oversight of the executive compensation program, see the section titled “Board Meetings and Committees—Compensation Committee.”

The compensation committee reviews all compensation paid to our executive officers, including our named executive officers. For purposes of executive officers other than himself, the Chief Executive Officer evaluates and provides to the compensation committee performance assessments and compensation recommendations, which are then subject to compensation committee review and approval. The Chief Executive Officer does not participate in the deliberations concerning, or the determination of, his own compensation.
The compensation committee meets periodically throughout the year to review our executive compensation program. The compensation committee does not delegate authority to approve executive officer compensation. The compensation committee does not maintain a fixed schedule regarding the timing of equity awards granted to our named executive officers.
Role of Compensation Consultant
The compensation committee has the authority to retain compensation consultants, legal counsel, and other advisors to advise it, to provide research and data, and to assist in its evaluation of executive compensation. This includes the authority to approve the consultant’s reasonable fees and terms. The compensation committee has retained Compensia as its compensation consultant. Among its various projects, Compensia evaluated current executive pay practices and considered different compensation programs to aid the compensation committee in making executive pay decisions for the fiscal year ended April 30, 2025. Compensia also gathered compensation data from the compensation peer group companies and relevant surveys, evaluated such data, and prepared a competitive market analysis to assist the compensation committee in determining executive compensation levels.
The compensation committee conducts a review on an annual basis to determine if the work of Compensia as its compensation consultant raises any conflict of interest, taking into account the relevant factors set forth in SEC rules and the applicable New York Stock Exchange (“NYSE”) listing standards. Based on its analysis, our compensation committee has determined that the work of Compensia and the individual compensation advisors employed by Compensia do not create any conflict of interest pursuant to the SEC rules and NYSE listing standards.
Compensia also conducted a competitive market analysis review of our non-employee director compensation policies and practices for review by our board of directors. Director compensation is discussed in more detail in the section entitled “Non-Employee Director Compensation.”
In addition, for purposes of evaluating appropriate and competitive pay for each of our executive positions, including our Chief Executive Officer, the compensation committee and the Company’s human resources department has historically used competitive compensation data from Compensia and/or Radford to formulate recommendations on executive compensation levels for our executives, including our Chief Executive Officer. In addition, the Company has received input and advice, from time to time and as needed, from Infinite Equity, Inc. ("Infinite Equity"). Although the compensation committee carefully considers all input and data provided by Compensia, Radford and/or Infinite Equity, the compensation committee makes its determinations related to executive compensation design and amounts based on the independent judgment of its members.
Use of Competitive Market Compensation Data and Equity Award Holdings for Compensation Decisions
The compensation committee believes that it is important when making its decisions to be informed as to the competitive market for executive talent as a whole, as well as the current practices of comparable public companies with which we compete for top talent. To this end, the following list of peer companies was used in connection with assessing the compensation practices of the publicly traded companies with which we compete. During the fiscal year ended April 30, 2025, we removed two companies from our list of peer companies due to acquisitions (Alteryx and Splunk) and added four companies (Appian, nCino, PagerDuty, and Sprinklr) that had revenue, market capitalization, and industry orientation similar to ours. The compensation committee believes the following compensation peer group of companies to be appropriate, as it includes companies with which we are competing for executive talent and which have similar or comparable positions and needs for comparable skills.

Appian	nCino	Snowflake
Datadog	PagerDuty	Sprinklr
DocuSign	Palantir Technologies	Twilio
JFrog	Pegasystems	Workday
MongoDB	ServiceNow	Yext
In addition to data drawn from the compensation peer group companies, the compensation committee also reviewed compensation trends for a larger cross-section of specific technology industry leaders and considered other compensation data bases, including those provided by Compensia and Radford.
In making compensation decisions, the compensation committee also takes into account the value of existing Company equity awards held by our executives, the vesting periods for such awards, and the vested and unvested status of such awards.
Executive Compensation Program for Fiscal Year Ended April 30, 2025
Annual Base Salary
The base salaries for our named executive offices are generally determined by our compensation committee based on its assessment of the base salaries of executives holding comparable positions at the companies in our compensation peer group based on a competitive market analysis prepared by Compensia, its desire to maintain parity in the base salaries of our executive officers, and its consideration of the recommendations of our Chief Executive Officer (other than with respect to himself).
Set forth below are the annual base salaries of our named executive officers for the fiscal year ended April 30, 2025.

Named Executive Officer	Annual Base Salary at the Start of the Last Fiscal Year ($)	Annual Base Salary at the End of the Last Fiscal Year ($)
Thomas M. Siebel	1,000,000	1,000,000
Hitesh Lath	397,500	397,500
Merel Witteveen(1)	420,000	450,000
Edward Y. Abbo	583,000	583,000
(1) Ms. Witteveen's base salary was adjusted to $450,000, as of July 31, 2024, in connection with her appointment to the position of Senior Vice President, Operations.
Annual Discretionary Performance-Based Bonus
Each of our named executive officers was eligible to receive an annual discretionary performance-based bonus payment for the fiscal year ended April 30, 2025. The aggregate bonus pool for employees and executive officers was determined based on the Company’s performance, and then the amount of each individual bonus was determined by the compensation committee based on a recommendation and assessment of the named executive officer’s individual achievements provided by the Chief Executive Officer (other than with respect to the Chief Executive Officer's individual achievements, assessment of which is conducted by the compensation committee). To receive an annual bonus for the last fiscal year, a named executive officer generally must have been employed by the Company and in good standing on the date of payment. Set forth in the table below are the target annual bonus opportunities and the actual annual bonus payments that our compensation committee approved for the fiscal year ended April 30, 2025.

Named Executive Officer	Target Annual Bonus (% of Base Salary)	Target Annual Bonus ($)	Actual Annual Bonus Paid ($)(1)
Thomas M. Siebel	100%	1,000,000	900,000
Hitesh Lath	100%	397,500	437,250
Merel Witteveen (2)	50%	189,886	170,897
Edward Y. Abbo	100%	583,000	524,700
(1) Each of Messrs. Lath's and Abbo's and Ms. Witteveen's actual annual bonus was paid in fully vested RSUs in June 2025, and Mr. Siebel's actual annual bonus was paid in fully vested RSUs in August 2025.
(2) Ms. Witteveen's target annual bonus opportunity (as a percentage of her base salary) increased from 20% to 50% as of July 31, 2024, in connection with her appointment as our Senior Vice President, Operations. The target annual bonus opportunity set forth in the table above was pro-rated for the portion of the fiscal year during which such base salary and target annual bonus opportunity were effective.
Equity Awards
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards are also a critical component of our plan to retain top leadership talent.
Long-term incentive compensation in the form of equity awards is granted to our Chief Executive Officer and our other named executive officers by the compensation committee. As with other elements of compensation, the compensation committee generally determines the amount of long-term incentive compensation for our executive officers as part of its annual compensation review and after taking into consideration the individual executive officer’s responsibilities and performance and existing equity retention profiles, a competitive market analysis based on data drawn from and an understanding of the practices for the companies in our compensation peer group and relevant surveys. For awards to executive officers other than the Chief Executive Officer, the compensation committee also takes into account the recommendations of the Chief Executive Officer. The equity awards are intended to provide a target total direct compensation opportunity that the compensation committee believes is appropriate taking into consideration the factors described herein.
We have historically granted equity awards to our executive officers primarily in the form of service-based stock options and RSU awards, many of which have a five-year vesting period. Beginning in the fiscal year ended April 30, 2023, the compensation committee has granted only service-based RSU awards with a five-year vesting requirement to our named executive officers (other than Mr. Siebel). Since our initial public offering, a majority of the equity awards granted to Mr. Siebel have consisted of full value equity awards in the form of performance-based vesting RSU awards ("PRSU awards") or stock options with an exercise price per share equal to 110% of the fair market value of a share of our Class A common stock on the grant date. Each RSU award and PRSU award represents the right to receive one share of our Class A common stock on or following vesting and, in the case of PRSU awards, the certification of achievement of the related performance goals. The awards reward our executive officers for superior stock price performance, and also further our retention objectives, as these awards typically vest or are earned over multiple years and can maintain their motivational value during periods when there is volatility in the stock market.
Annual Equity Awards
During the fiscal year ended April 30, 2025, the compensation committee granted Mr. Siebel, Mr. Lath, Ms. Witteveen, and Mr. Abbo, the RSU and stock option awards set forth in the table below under the Company’s 2020 Equity Incentive Plan, as amended and restated (the “2020 Plan”).

Named Executive Officer	RSU Award (# of Shares of Class A Common Stock Covered)	Stock Option Award (# of Shares of Class A Common Stock Covered)
Thomas M. Siebel	579,254 (1) (2)	886,244 (3)
Hitesh Lath	426,094 (1) (4) (5)	—
Merel Witteveen	111,748 (1) (4) (6) (7)	—
Edward Y. Abbo	118,039 (1) (4)	—
(1)Effective June 26, 2024 the compensation committee paid Mr. Lath, and effective June 13, 2024 paid Ms. Witteveen, and Mr. Abbo the annual bonus amounts awarded to them for the fiscal year ended April 30, 2024 by granting them fully vested RSUs with respect to 6,094, 2,913, and 18,039 shares of our Class A common stock, respectively. Effective August 5, 2024, the compensation committee paid Mr. Siebel the annual bonus amount awarded to him for the fiscal year ended April 30, 2024, by granting him fully vested RSUs with respect to 41,841 shares of our Class A common stock. In addition, during fiscal year 2025, Ms. Witteveen received a discretionary sales incentive bonus in the form of fully vested RSUs with respect to 3,763 shares of our Class A common stock.
(2)Effective September 11, 2024, the compensation committee granted Mr. Siebel an RSU award with respect to 537,413 shares of our Class A common stock. 1/3rd of such RSUs shall vest on September 11, 2025, and 1/12th of the RSUs shall vest quarterly thereafter, so long as Mr. Siebel continues to provide services through such vesting date. This RSU award is subject to vesting acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(3)Effective September 11, 2024, the compensation committee granted Mr. Siebel a premium priced stock option award, with an exercise price per share equal to 110% of the closing sales price on the grant date. 1/3rd of the shares subject to the stock option award shall vest on September 11, 2025, and 1/3rd of the shares subject to the stock option award shall vest on each subsequent annual anniversary thereafter, so long as Mr. Siebel continues to provide services through the applicable vesting date. This stock option award is subject to vesting acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.” The stock option award may be exercised prior to vesting subject to a repurchase right in favor of the Company.
(4)Effective June 9, 2024, the compensation committee granted Mr. Lath, Ms. Witteveen, and Mr. Abbo, RSU awards with respect to 20,000, 50,000, and 100,000 shares of our Class A common stock, respectively. Twenty percent (20%) of such RSU award vested on June 15, 2025, and five percent (5%) of each such RSU award shall vest on a quarterly basis thereafter so long as the applicable individual continues to provide services through each applicable vesting date.
(5)Effective September 11, 2024, the compensation committee granted Mr. Lath an RSU award with respect to 400,000 shares of our Class A common stock. Twenty percent (20%) of such RSU award shall vest on September 15, 2025, and five percent (5%) of such RSU award shall vest on a quarterly basis thereafter, so long as Mr. Lath continues to provide services through each applicable vesting date.
(6)Effective August 26, 2024, the compensation committee granted Ms. Witteveen an RSU award with respect to 40,000 shares our Class A common stock. Twenty percent (20%) of such RSU award shall vest on August 15, 2025, and five percent (5%) of such RSU award shall vest on a quarterly basis thereafter, so long as Ms. Witteveen continues to provide services through each applicable vesting date.
(7)Effective November 18, 2024, the compensation committee granted Ms. Witteveen an RSU award with respect to 15,072 shares of our Class A common stock. Twenty (20%) of such RSU award shall vest on November 18, 2025, and five percent (5%) of such RSU award shall vest on a quarterly basis thereafter, so long as Ms. Witteveen continues to provide services through such vesting date.
On December 8, 2022, the compensation committee granted Mr. Siebel a PRSU award with respect to 850,000 shares of our Class A common stock, with such award to be earned and vest in three equal tranches subject to the achievement of certain pre-established stock price performance hurdles. The award also provided for the potential vesting of an additional 850,000 shares, subject to achievement of higher average stock prices (an “overperformance hurdle”), for a potential to earn up to a maximum of 1,700,000 shares. The overperformance hurdle for the second tranche of the award was met in December 2024, as our average stock price was at least $25.60 over 90 consecutive trading days between August 2, 2024 to August 2, 2025. As result of meeting the overperformance hurdle, 566,666 shares vested on August 1, 2025. The terms of this PRSU award are further described in the section titled “Outstanding Equity Awards as of April 30, 2025.”

Other Features of Our Executive Compensation Program
Employment Offer Letters
We have executed employment offer letters containing the terms and conditions of employment with each of our named executive officers, except for Mr. Siebel. Each offer letter has no specific term and provides for at-will employment. The other material terms of each offer letter are described below. In addition, each named executive officer has executed our standard form of confidential information and inventions assignment agreement.
Thomas M. Siebel
We do not maintain an employment offer letter or employment agreement with Mr. Siebel, our Chief Executive Officer and the Chairman of our board of directors. Mr. Siebel’s current annual base salary is $1,000,000, and he is eligible for an annual discretionary performance-based bonus.
Hitesh Lath
We entered into a letter agreement in February 2024 with Mr. Lath, our Senior Vice President and Chief Financial Officer, in connection with his appointment to that position. Mr. Lath's current annual base salary is $500,000, and he is eligible for an annual discretionary performance-based bonus.
Edward Y. Abbo
We previously entered into an employment offer letter agreement with Mr. Abbo when he commenced service as our President and Chief Technology Officer in July 2009, which was amended in 2011. Mr. Abbo's current annual base salary is $583,000, and he is eligible for an annual discretionary performance-based bonus.
Merel Witteveen
We entered into a letter agreement in August 2024, with Ms. Witteveen, our Senior Vice President, Operations, in connection with her appointment to that position. Ms. Witteveen's current annual base salary is $450,000, and she is eligible for an annual discretionary performance-based bonus.
Severance and Change in Control Benefits
Equity Awards
Certain equity awards we have granted to our named executive officers are subject to vesting acceleration rights as further described below in the section titled “Potential Payments upon Termination or Change of Control.”
Other Benefits; Perquisites
All of our current named executive officers are eligible to participate in our broad-based employee benefit plans, generally available to our employees, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
We maintain a 401(k) plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code limits, which are updated annually. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

We generally do not provide perquisites or personal benefits to our named executive officers, except certain security-related services for our Chief Executive Officer. We believe the security related services provided to Mr. Siebel serve the Company’s interest by allowing Mr. Siebel to securely and safely perform his duties and conduct Company business, including domestic and international travel for meetings with our business partners, customers and stockholders, and other business related travel. We believe the expenses we incur for such security services are reasonable and necessary and for the benefit of the Company, and not a personal benefit, given Mr. Siebel’s position as Chief Executive Officer and Chairman of our board of directors, and in light of increased security risks that have been highlighted by recent incidents of violence involving executives at other companies.
Clawback Policy
In November 2023, we adopted a policy on the recoupment of incentive compensation ("Clawback Policy") that complies with the requirements of Exchange Act Rule 10D-1 and the applicable NYSE listing standards. A copy of our Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC.
Equity Grant Timing Practices
The compensation committee approves all equity awards to our named executive officers on or before the grant date as described in the section titled “How We Determine Executive Compensation.” The compensation committee does not have a practice or policy of granting equity awards in anticipation of the release of material nonpublic information. Instead, the compensation committee seeks to grant equity awards after the Company's financial results and other material information have been disclosed publicly. In addition, we do not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefits our named executive officers.
Prohibition on Hedging, Short Sales, and Pledging
Our board of directors has adopted an insider trading policy that applies to our employees, officers, and directors. This policy prohibits hedging or similar transactions designed to decrease the risks associated with holding shares of our common stock. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC.
Accounting and Tax Considerations
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
Compensation Risk Assessment
The compensation committee has reviewed our compensation policies and practices, in consultation with Compensia and outside counsel, to assess whether they encourage employees to take inappropriate risks. The compensation committee has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

Compensation Committee Report*
The compensation committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended April 30, 2025.
Respectfully submitted by the members of the compensation committee of the board of directors:
Stephen M. Ward, Jr. (Chair)
Bruce Sewell
KR Sridhar
*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended April 30, 2025, 2024, and 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation($)	Total ($)
Thomas M. Siebel Chief Executive Officer and Chairman	2025	1,000,000	—	11,506,012	11,506,017	900,000	604,847(3)	25,516,876
	2024	1,000,000	—	11,290,020	11,290,005	1,000,000	184,933(3)	24,764,958
	2023	1,000,000	—	29,540,333	—	1,000,000	171,867(3)	31,712,200
Hitesh Lath(4) Senior Vice President and Chief Financial Officer	2025	397,500	—	9,164,000	—	437,250	1,156(5)	9,999,906
	2024	142,045(6)	50,000(7)	5,000,008	—	168,436	390(5)	5,360,879
Merel Witteveen(8) Senior Vice President, Operations	2025	442,604(9)	100,060(10)	2,970,773	—	170,897	850(5)	3,685,184
Edward Y. Abbo Executive Vice President, Chief Technology Officer	2025	583,000	1,250(11)	3,000,000	—	524,700	3,082(5)	4,112,032
	2024	550,000	—	—	—	550,000	2,682(5)	1,102,682
	2023	550,000	—	28,827,437	—	550,000	2,682(5)	29,930,119
(1)The amounts disclosed represent the aggregate grant date fair value of the RSUs and options granted under the 2020 Plan, computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 718. The assumptions used in calculating the grant date fair value of the RSUs and options are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025. The amounts do not reflect the actual economic value that may be realized by each named executive officer.
(2)The amounts disclosed in this column include bonus payments, paid in fully vested RSUs, that were made under our annual discretionary performance-based bonus program for the fiscal year ended April 30, 2025, as determined by our compensation committee. The terms of these payments are summarized under “Compensation Discussion and Analysis—Executive Compensation Program for Fiscal Year Ended April 30, 2025."
(3)The amount reported represents (a) amounts paid by us for personal security services for Mr. Siebel provided based on an independent security study, in an aggregate amount of approximately $600,365, $180,445, and $167,471 for the fiscal years ended April 30, 2025, 2024 and 2023, respectively, with such costs being calculated based on an allocation of total costs incurred by us attributable to personal use of such security services and (b) life insurance premiums paid by us on behalf of Mr. Siebel.
(4)Mr. Lath was not a named executive officer for the fiscal year ended April 30, 2023.
(5)The amount reported represents life insurance premiums paid by us on behalf of the named executive officer.
(6)The amount reported includes the March 2024 increase to Mr. Lath’s base salary in connection with his appointment as Senior Vice President and Chief Financial Officer.
(7)The amount reported represents a one-time sign-on bonus paid to Mr. Lath in connection with his initial appointment as Vice President and Chief Accounting Officer in December 2023.

(8)Ms. Witteveen served as an executive officer of the Company from July 31, 2024, to June 16, 2025. She was appointed to the position of Senior Vice President, Operations effective July 31, 2024. Ms. Witteveen was not a named executive officer for fiscal year ended April 30, 2024.
(9)The amount reported includes the August 2024 increase to Ms. Witteveen's base salary in connect with her appointment as Senior Vice President, Operations.
(10)The amount reported represents a discretionary sales incentive bonus paid to Ms. Witteveen.
(11)The amount reported represents a discretionary patent application filing bonus paid to Mr. Abbo.

Grants of Plan-Based Awards in Fiscal Year 2025
The following table shows, for the fiscal year ended April 30, 2025, certain information regarding grants of plan-based awards to our named executive officers:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Max ($)
Thomas M. Siebel	RSU	8/5/2024	—	—	—	41,841	—	—	1,000,000
	RSU	9/11/2024	—	—	—	537,413	—	—	11,506,012
	Option	9/11/2024	—	—	—	—	886,244	23.55	11,506,017
	Cash	N/A	—	900,000	—	—	—	—	—
Hitesh Lath	RSU	6/9/2024	—	—	—	20,000	—	—	600,000
	RSU	6/26/2024	—	—	—	6,094	—	—	168,438
	RSU	9/11/2024	—	—	—	400,000	—	—	8,564,000
	Cash	N/A	—	437,250	—	—	—	—	—
Merel Witteveen	RSU	6/9/2024	—	—	—	50,000	—	—	1,500,000
	RSU	6/13/2024	—	—	—	2,913	—	—	88,817
	RSU	7/26/2024	—	—	—	902	—	—	25,012
	RSU	8/26/2024	—	—	—	40,000	—	—	974,000
	RSU	10/28/2024	—	—	—	950	—	—	25,023
	RSU	11/18/2024	—	—	—	15,072	—	—	496,773
	RSU	01/27/2025	—	—	—	803	—	—	25,005
	RSU	04/28/2025	—	—	—	1,108	—	—	25,019
	Cash	N/A	—	170,897	—	—	—	—	—
Edward Y. Abbo	RSU	06/09/2024	—	—	—	100,000	—	—	3,000,000
	RSU	06/13/2024	—	—	—	18,039	—	—	550,009
	Cash	N/A	—	524,700	—	—	—	—	—
(1)Represents annual cash bonus target opportunity pursuant to our annual discretionary cash performance-based bonus program, the terms of which are summarized under “Compensation Discussion and Analysis—Executive Compensation Programs for Fiscal Year Ended April 30, 2025—Annual Discretionary Performance-Based Bonus” and “Compensation Discussion and Analysis—How We Determine Executive Compensation” above and do not represent actual compensation earned by our named executive officers for the year ended April 30, 2025. For the actual amounts paid to each of the other named executive officers, see the “Summary Compensation Table” above and the applicable footnotes. The plan does not provide for threshold or maximum payout amounts.
(2)Shares reported represent awards of RSUs and options granted pursuant to our 2020 Plan. Each award is subject to service-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards as of April 30, 2025,” except as otherwise indicated in the footnotes to this table.
(3)The amounts disclosed represent the aggregate grant date fair value of the RSUs and options granted under the 2020 Plan, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs and options are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025. This amount does not reflect the actual economic value that may be realized by each named executive officer.

Outstanding Equity Awards as of April 30, 2025
The following table presents the outstanding equity incentive plan awards held by each named executive officer as of April 30, 2025.

Name	Option Awards(1)					Stock Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (2)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares of Units of Stock that have not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)(3)
Thomas M. Siebel	11/8/2017(4)	3,000,000	—	$2.04	11/7/2027	—	—	—	—
	11/28/2018(4)	3,000,000	—	$3.90	11/27/2028	—	—	—	—
	10/19/2019(4)	5,438,182	—	$4.68	10/18/2029	—	—	—	—
	8/27/2020(5)(6)	6,166,667	—	$11.16	8/26/2030	—	—	—	—
	7/16/2021(7)	523,992	131,008	$63.30(8)	7/15/2031	—	—	—	—
	7/16/2021(7)	443,193	110,807	$50.64	7/15/2031	—	—	—	—
	7/2/2022(9)	—	—	—	—	265,625	5,846,406	—	—
	12/8/2022(10)	—	—	—	—	—	—	283,334(10)	6,236,181
	12/22/2023(6)(11)	662,489	—	$31.61(12)	12/21/2033	—	—	—	—
	12/22/2023(13)	—	—	—	—	229,154	5,043,680	—	—
	9/11/2024(6)(14)	886,244	—	$23.55(12)	9/10/2034	—	—	—	—
	9/11/2024(15)	—	—	—	—	537,413	11,828,460	—	—
Hitesh Lath	12/15/2023(16)	—	—	—	—	120,116	2,643,753	—	—
	6/9/2024(17)	—	—	—	—	20,000	440,200	—	—
	9/11/2024(18)	—	—	—	—	400,000	8,804,000	—	—
Merel Witteveen	6/13/2019(4)	108	—	$4.56	6/12/2029	—	—	—	—
	8/1/2020(6)(19)	6,247	—	$4.56	7/31/2030	—	—	—	—
	12/23/2021(20)	18,332	18,335	$34.25	12/22/2031	—	—	—	—
	6/23/2021(21)	—	—	—	—	9,000	198,090	—	—
	4/6/2022(22)	—	—	—	—	15,625	343,906	—	—
	6/22/2022(23)	—	—	—	—	100,000	2,201,000	—	—
	3/10/2023(24)	—	—	—	—	30,000	660,300	—	—
	6/9/2024(17)	—	—	—	—	50,000	1,100,500	—	—
	8/26/2024(25)	—	—	—	—	40,000	880,400	—	—
	11/18/2024(26)	—	—	—	—	15,072	331,735	—	—
Edward Y. Abbo	6/13/2019(4)	30,548	—	$4.56	6/12/2029	—	—	—	—
	7/6/2020(4)	63,884	—	$4.56	7/5/2030	—	—	—	—
	6/23/2021(27)	306,657	93,343	$61.65	6/22/2031	—	—	—	—
	9/3/2021(28)	366,656	133,344	$50.61	9/2/2031	—	—	—	—
	12/23/2021(29)	199,994	100,006	$34.25	12/22/2031	—		—	—
	6/22/2022(30)	—	—	—	—	375,000	8,253,750	—	—
	3/10/2023(24)	—	—	—	—	300,000	6,603,000	—	—
	6/09/2024(17)	—	—	—	—	100,000	2,201,000	—	—
(1)All equity awards listed in this table were granted under the C3.ai, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) or the 2020 Plan, as applicable.
(2)Except as otherwise noted, all options were granted with a per share exercise price equal to the fair market value of one share of our Class A common stock on the grant date, as determined in good faith by our board of directors or compensation committee, as applicable.

(3)Market value is calculated based on the closing price of our Class A common stock on April 30, 2025, which was $22.01, as reported on NYSE.
(4)These stock options are fully vested.
(5)The shares subject to this option vest in equal quarterly installments over five years, subject to Mr. Siebel’s continuous service as our Chief Executive Officer or Executive Chairman as of each vesting date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(6)All stock options may be exercised prior to vesting, subject to a repurchase right in favor of the Company.
(7)Three percent (3%) of the shares subject to the stock option vest monthly for 12 months following July 16, 2021, and the remainder of the unvested shares subject to the stock option vest and become exercisable in equal monthly installments over the 48-month period thereafter, subject to Mr. Siebel’s continuous service through each vesting date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(8)The shares subject to this option were granted with a per share exercise price equal to 125% of the fair market value of one share of our Class A common stock on the grant date, as determined in good faith by our board of directors or compensation committee, as applicable.
(9)1/16th of the total number of shares underlying this RSU award vest on each quarterly anniversary of May 1, 2022, subject to the holder’s continuous service with us as of each applicable vesting date. The RSU award is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(10)This PRSU award is divided into three approximately equal tranches, each of which requires both (i) the achievement of the applicable stock price hurdle (as set forth in the table below) and (ii) Mr. Siebel’s continuous service with us as of the applicable earliest vest date (as set forth in the table below) or, if later, the date on which the applicable stock price hurdle is achieved. The stock price hurdles set forth in the table below will be met when the average closing price of our Class A common stock during a period of 90 consecutive trading days (the “average stock price”) that commences on or following December 16, 2022, equals or exceeds the applicable stock price hurdle. The stock price hurdles are not required to be met prior to the earliest vest date associated with the tranche in the table below, but any tranche of the PRSU award will be forfeited for no consideration if the applicable stock price hurdle is not achieved on or before December 31, 2027. In addition, if on or before the first, second or third earliest vest date, the highest average stock price in the period prior to such earliest vest date (a twelve-month period for the second and third earliest vest date, and for the first earliest vest date, a period from December 16, 2022 until August 2, 2024) is higher than the stock price hurdle for such period as specified in the table below, then up to an additional 283,333 shares (the “additional shares”) will vest on the applicable earliest vest date. If such highest average stock price is at least $21.80 for the first period, $25.60 for the second period or $29.30 for the third period (each, an “overperformance hurdle”), then 283,333 additional shares will vest. If such highest average stock price is above the stock price hurdle but below the overperformance hurdle for any such period, then an amount between 1% and 100% of 283,333 additional shares will vest, calculated on a straight-line basis. However, no additional shares for any of the first, second or third periods will vest on such early basis if such price targets are not achieved before the earliest vest date for such period, even if achieved following such date. Each overperformance hurdle was determined based upon the sum of (i) the respective stock price hurdle, plus (ii) an amount equal to 25% of the difference between (a) the respective stock price hurdle, and (b) $12.90 (the closing price of the Company’s Class A common stock on December 8, 2022). In no event will more than an aggregate of 1,700,000 shares be deemed vested pursuant to the PRSU award. The PRSU award is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

Tranche	Earliest Vest Date	Stock Price Hurdle*	Number of Shares
1	August 2, 2024	$20.00	283,333
2	August 2, 2025	$23.00	283,333
3	August 2, 2026	$26.00	283,334
*The Company’s share price was $12.90 at close on the date of the PRSU grant, December 8, 2022.
(11)1/3rd of the shares subject to the option grant shall vest on December 1, 2024, and 1/12th of the shares subject to the option grant shall vest each quarter thereafter, so long as Mr. Siebel continues to provide services through such vesting date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(12)The shares subject to this option were granted with a per share exercise price equal to 110% of the fair market value of one share of our Class A common stock on the grant date, as determined in good faith by our board of directors or compensation committee, as applicable.
(13)1/12th of the RSUs shall vest on each quarterly anniversary from December 1, 2023, so long as Mr. Siebel continues to provide services through such vesting date. The RSU is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(14)1/3rd of the shares subject to the option grant shall vest on September 11, 2025, and 1/3rd of the shares subject to the option grant shall vest on each subsequent annual anniversary thereafter, so long as Mr. Siebel continues to provide services through such vesting date. This stock option grant is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

(15)1/3rd of such RSUs shall vest on the 12-month anniversary from September 11, 2025, and 1/12th of the RSU award shall vest quarterly thereafter, so long as Mr. Siebel continues to provide services through such vesting date. This RSU award is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(16)Five percent (5%) of such RSU award vested on March 15, 2024, and 5% of such RSU award vests on a quarterly basis thereafter, so long as Mr. Lath continues to provide services through such vesting date. The RSU award is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(17)Twenty percent (20%) of such RSU award vested on June 15, 2025, and five percent (5%) of such RSU award shall vest on a quarterly basis thereafter so long as the individual provides services through such vesting date.
(18)Twenty percent (20%) of such RSU award shall vest on September 15, 2025, and five percent (5%) of such RSU award shall vest on a quarterly basis thereafter, so long as Mr. Lath continues to provide services through such vesting date.
(19)Twenty percent (20%) of the shares subject to the option grant vested on May 1, 2021, and the remaining 80% of the shares vest on a monthly basis for the following four years, subject to the holder’s continuous service with us as of each vesting date.
(20)Twenty percent (20%) of the shares subject to the option grant vested on December 15, 2022, and the remaining 80% of the shares vest on a monthly basis for the following four years, subject to the holder’s continuous service with us as of each vesting date.
(21)Twenty percent (20%) of such RSU award vested on June 23, 2022, and 5% of such RSU award vests on a quarterly basis thereafter, so long as the holder continues to provide services through such vesting date.
(22)Six and a quarter percent (6.25%) of such RSU award vested on the third month following July 6, 2022, and 6.25% of such RSU award vests on a quarterly basis thereafter, so long as the holder continues to provide services through such vesting date.
(23)Twenty percent (20%) of such RSU award vested August 16, 2023, and 5% of such RSU award vests on a quarterly basis thereafter, so long as the holder continues to provide services through such vesting date.
(24)Six and a quarter percent (6.25%) of such RSU award vests in a series of equal quarterly installments on the last day of each fiscal quarter following May 1, 2025, so long as the holder continues to provide services through such vesting date.
(25)Twenty percent (20%) of such RSU award shall vest on August 15, 2025, and 5% of such RSU award shall vest on a quarterly basis thereafter, so long as the holder continues to provide services through such vesting date.
(26)Twenty percent (20%) of such RSU award shall vest on November 18, 2025, and 5% of such RSU award shall vest on a quarterly basis thereafter, so long as the holder continues to provide services through such vesting date.
(27)Twenty percent (20%) of the shares subject to this option vest on the one-year anniversary of the grant date, and the remaining 80% of the shares subject to this option vest in equal monthly installments over the four years thereafter, subject to the option holder’s continuous service with us as of each vesting date.
(28)Twenty percent (20%) of the shares subject to this option vested on August 15, 2022, and the remaining 80% of the shares subject to this option vest in equal monthly installments over the four years thereafter, subject to the option holder’s continuous service with us as of each vesting date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(29)Twenty percent (20%) of the shares subject to this option vested on December 15, 2022, and the remaining 80% of the shares subject to this option vest in equal monthly installments over the four years thereafter, subject to the option holder’s continuous service with us as of each vesting date.
(30)Six and a quarter percent (6.25%) of the shares underlying this RSU vested on September 15, 2022, and 6.25% of the shares underlying this RSU shall vest in equal quarterly installments thereafter, subject to the holder’s continuous service with us as of each vesting date.

Option Exercises and Stock Vested in Fiscal Year 2025
The following table shows for the fiscal year ended April 30, 2025, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas M. Siebel	1,336,066	35,340,455	951,951	24,132,777
Hitesh Lath	—	—	38,125	1,074,184
Merel Witteveen	—	—	68,655	1,914,711
Edward Y. Abbo	—	—	326,113	9,267,728
(1)The value realized on exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by our named executive officers as a result of the option exercises.
(2)The value realized on vesting is determined by multiplying the number of vested RSUs by the closing price of our Class A common stock on the vesting date. The value realized on vesting does not reflect the actual value received by each named executive officer because a portion of the shares reflected in the table above were withheld by us to satisfy the named executive officer’s tax withholding obligations.
Potential Payments upon Termination or Change in Control
Certain of our named executive officers for the fiscal year ended April 30, 2025 hold equity awards that provide for vesting acceleration benefits or are entitled to severance benefits in the event of an involuntary termination of employment without cause or a change in control. The following table presents information concerning estimated payments and benefits that would be provided to such named executive officers upon a termination or a change in control. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of our fiscal year ended April 30, 2025 using the closing market price of our Class A common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date, or at any other price, or if any other assumptions are used to estimate potential payments and benefits.

Name	Equity Acceleration: Change in Control (single-trigger) (1) ($)	Equity Acceleration:Termination in Connection with a Change in Control (1) ($)
Thomas M. Siebel	6,690,826(2)	54,354,053(2)(3)(4)
Hitesh Lath		2,643,753(5)
Edward Y. Abbo		—(6)(7)
(1)The value of stock option and RSU award vesting acceleration is based on the closing price of $22.01 per share of our Class A common stock as of April 30, 2025, minus, in the case of stock options, the exercise price of the unvested stock options subject to acceleration.
(2)If a Change in Control (as defined in the 2012 Plan) occurs while Mr. Siebel is serving as either our Chief Executive Officer or Executive Chairman of our board of directors, 100% of the unvested shares subject to stock options granted to Mr. Siebel on August 27, 2020 will fully vest on August 28, 2025.

(3)If a Change in Control (as defined in the 2020 Plan) occurs while Mr. Siebel is serving as either our Chief Executive Officer or Executive Chairman of our board of directors and his service is terminated without Cause (as defined in the 2020 Plan) by us or as a result of a Constructive Termination (as defined in the applicable award agreement) in each case, in connection with or following the Change in Control, then (i) 100% of the unvested shares subject to stock options granted to Mr. Siebel on July 16, 2021, December 22, 2023, and September 11, 2024, will immediately vest and become exercisable; these option grants were underwater and did not have an intrinsic value as of April 30, 2025, and (ii) 100% of the RSUs granted to Mr. Siebel on July 2, 2022, December 22, 2023, and September 11, 2024, will immediately vest.
(4)In connection with the PRSUs granted to Mr. Siebel as described in the section titled "Outstanding Equity Awards as of April 30, 2025," above, if a Change in Control (as defined in the 2020 Plan) occurs while Mr. Siebel is serving as either our Chief Executive Officer or Executive Chairman of our board of directors and his service is terminated without Cause (as defined in the 2020 Plan) by us or as a result of a Constructive Termination (as defined in the applicable award agreement) in each case, in connection with or following the Change in Control, then the applicable stock price hurdle for such PRSU will be deemed achieved if the per share price paid to the Company’s stockholders in such Change in Control is equal to or higher than the applicable stock price hurdle.
(5)If a Change in Control (as defined in the 2020 Plan and the RSU award agreements between Mr. Lath and the Company) occurs while Mr. Lath is serving as Chief Financial Officer and his service is terminated without Cause (as defined in the RSU award agreements between Mr. Lath and the Company) by us, or he is not offered an equivalent position in the Company or its successor, in connection with or following the Change in Control, then the remainder of Mr. Lath’s then unvested RSUs will vest 12 months following the Change in Control or upon Mr. Lath’s earlier termination.
(6)If a Change in Control (as defined in the Plan) occurs and the named executive officer’s continuous service in his position prior to the Change in Control is terminated or the named executive officer has a Constructive Termination (as defined in the applicable award agreement), 100% of the unvested shares subject to the stock option granted to such named executive officer in September 2021 will immediately vest and become exercisable.
(7)The stock option granted to such named executive officer in September 2021 was underwater as of April 30, 2025 and does not have intrinsic value.

PAY VERSUS PERFORMANCE
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation that the SEC deems to have been actually paid to our principal executive officer (“PEO”) and other named executive officers (“NEOs”) and certain indicators of our financial performance. Please note that Item 402(v) requires the amounts included in the “compensation actually paid” columns of the table below to be calculated according to a particular formula that treats the increase or decrease in the value of outstanding equity awards as amounts “actually paid” to the NEO, regardless of whether the NEO realized any gain from such fluctuation in equity value. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(7)	Revenue (millions)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$25,516,876	$39,480,848	$5,932,374	$6,545,806	$23.80	$193.90	$(288.7)	$389.1
2024	$24,764,958	$82,190,636	$3,514,867	$6,928,664	$24.36	$170.40	$(279.7)	$310.6
2023	$31,712,200	$49,955,502	$16,224,783	$14,368,424	$19.27	$123.97	$(268.8)	$266.8
2022	$26,865,979	$(488,891,227)	$17,608,679	$(8,285,912)	$18.37	$114.70	$(192.1)	$252.8
2021	$29,797,431	$839,062,199	$5,356,345	$43,728,783	$71.64	$112.57	$(55.7)	$183.2
(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Siebel (our Chief Executive Officer since 2011) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the section entitled “Executive Compensation – Summary Compensation Table.”
(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Siebel, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Siebel during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Siebel’s total compensation for each year to determine the compensation actually paid (adjustments for pension benefits are not covered, as the Company does not have any defined benefit or actuarial pension plans):

Fiscal Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2025	$25,516,876	$(23,012,029)	$36,976,001	$39,480,848
(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, the amount equal to the fair value at the end of the prior fiscal year. Adjustments for dividend payments are not covered, as the Company does not pay dividends on equity awards. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End	Change in Fair Value from the End of the Prior Year to the End of the Year of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from the End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2025	$23,889,599	$(2,117,809)	$1,000,000	$14,204,212	$—	$36,976,001
(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Siebel, who has served as our Chief Executive Officer since 2011) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Siebel) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Edward Abbo, Hitesh Lath and Merel Witteveen; (ii) for 2024, Edward Abbo, Juho Parkkinen, Houman Behzadi, Hitesh Lath and Guy Wanger; (iii) for 2023, Edward Abbo, Juho Parkkinen, Houman Behzadi and Richard Lutton; (iv) for 2022, David Barter, Edward Abbo, Juho Parkkinen, Houman Behzadi, Richard Lutton and Adeel Manzoor; and (v) for 2021, David Barter and Edward Abbo.
(4)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Siebel), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Siebel) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Siebel) for each year to determine the compensation actually paid, using the same methodology described above in Note 2 (adjustments for pension benefits are not covered, as the Company does not have any defined benefit or actuarial pension plans):

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$5,932,374	$(5,044,924)	$5,658,356	$6,545,806
(a)    The amounts deducted or added in calculating the total average equity award adjustments are as follows (adjustments for dividend payments are not covered, as the Company does not pay dividends on equity awards):

Fiscal Year	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End	Average Change in Fair Value from the End of the Prior Year to the End of the Year of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value from the End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments
2025	$4,585,945	$(306,093)	$302,441	$1,076,064	$—	$5,658,356
(5)    Represents the total stockholder return (“TSR”) of a $100 investment in our stock as of December 9, 2020, the date that our Class A common stock began trading on the NYSE, valued again on each of April 30, 2021, 2022, 2023, 2024 and 2025. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The initial public offering price of our Class A common stock was $42.00 per share (the disclosure of the Company’s initial public offering price in this footnote is supplemental disclosure that is not required by Item 402(v) of Regulation S-K).
(6)    Represents the TSR of the S&P 500 Information Technology Index based on a $100 investment as of December 9, 2020, valued again on each of April 30, 2021, 2022, 2023, 2024, and 2025.
(7)    The dollar amounts reported represent the amount of net income (loss) reflected in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the fiscal years.
(8)    Reflects “revenue” for each fiscal year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the fiscal years.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Net income
•Revenue
•Stock Price
•TSR
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company performance measures are presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to Mr. Siebel and the average compensation actually paid to our other NEOs, on the one hand, to our cumulative TSR measured over the period commencing on December 9, 2020 (which is the date our Class A common stock commenced trading on the NYSE) and ending on April 30, 2025 (which is the last day of our last completed fiscal year), on the other.

C3 & Peer TSR vs. Compensation Actually Paid
The graph assumes $100 was invested at a closing stock price of $92.49 on December 9, 2020, which was our initial trading date, of our Class A common stock. The initial public offering price of our Class A common stock was $42.00 per share.
Compensation Actually Paid ($M)
Value of $100 Investment from 12/9/2020
$1,000
$800
$600
$400
$200
$0
-$200
-$400
-$600
$210
$190
$170
$150
$130
$110
$90
$70
$50
$30
$10
$839.06
$43.73
$112.57
$71.64
$114.70
($8.29)
($488.89)
$18.37
$49.96
$14.37
$123.97
$19.27
$82.19
$6.93
$170.40
$24.36
$39.48
$6.55
$193.90
$23.80
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Thomas Siebel
Avg NEO CAP ($M)
AI TSR
S&P 500 Information Technology (Sector) TSR

Compensation Actually Paid and Net Income (Loss)
The following graph shows the relationship between the compensation actually paid to Mr. Siebel and the average compensation actually paid to our other NEOs, and our annual net income (loss) for each of the periods presented in the Pay Versus Performance table.

C3.ai Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$1,000
$800
$600
$400
$200
$0
-$200
-$400
-$600
$10
-$40
-$90
-$140
-$190
-$240
-$290
$839.06
$43.73
($55.7)
($488.89)
($8.29)
($192.1)
$49.96
$14.37
($268.8)
$82.19
$6.93
($279.7)
$39.48
$6.55
($288.7)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Thomas Siebel
Avg NEO CAP ($M)
Net Income ($M)

Compensation Actually Paid and Revenue
The following graph shows the relationship between the compensation actually paid to Mr. Siebel and the average compensation actually paid to our other NEOs, and our annual revenue for each of the periods presented in the Pay Versus Performance table.

C3.ai Revenue vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Revenue
$1,000
$800
$600
$400
$200
$0
-$200
-$400
-$600
$430
$380
$330
$280
$230
$180
$839.06
$43.73
($8.29)
($488.89)
$49.96
$14.37
$82.19
$6.93
$39.48
$6.55
$183.2
$252.8
$266.8
$310.6
$389.1
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Thomas Siebel
Avg NEO CAP ($M)
Revenue

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The chart below shows the relationship between our cumulative TSR for the period commencing on December 9, 2020 (which is the date our Class A common stock commenced trading on the NYSE) and ending on April 30, 2025 (which is the last day of our last completed fiscal year) and the cumulative TSR of the companies comprising the S&P 500 Information Technology Index for the same period.

C3 & Peer TSR
The graph assumes $100 was invested at a closing stock price of $92.49 on December 9, 2020, which was our initial trading date, of our Class A common stock. The initial public offering price of our Class A common stock was $42.00 per share.
Value of $100 Investment from 12/9/2020
$250
$200
$150
$100
$50
$0
$112.57
$114.70
$123.97
$170.40
$193.90
$71.64
$18.37
$19.27
$24.36
$23.80
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
AI TSR
S&P 500 Information Technology (Sector) TSR

All of the information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

CEO PAY RATIO
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chairman and Chief Executive Officer, Thomas M. Siebel:
For our fiscal year ended April 30, 2025:
•The median of the annual total compensation of our employees (other than our Chief Executive Officer) was $216,478;
•The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this proxy statement, was $25,516,876; and
•The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees was 118 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
There has been no change in our employee population or employee compensation arrangements since our fiscal year ended April 30, 2023 that we reasonably believe would result in a significant change to our pay ratio disclosure. Therefore, we have elected to use the same median employee that was identified for our fiscal year ended April 30, 2023, to calculate our fiscal year ended April 30, 2025 pay ratio, as allowed by Item 402(u) of Regulation S-K.
We identified the employee with compensation at the median of the annual total compensation of all our employees for our fiscal year ended April 30, 2023, using the following methodology.
•To determine our median employee in our fiscal year ended April 30, 2023, we considered the individuals, excluding our Chief Executive Officer, who were employed by us on April 30, 2023, whether employed on a full-time, part-time, seasonal or temporary basis. Thus, our employee population used to determine our median employee consisted of approximately 918 individuals.
•To identify our median employee, we chose to use the actual base salary paid and actual bonus paid during the fiscal year ended April 30, 2023.
•For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using a 12-month average of monthly exchange rates during the 2023 fiscal year. We did not make any cost-of-living adjustments.
We then calculated the total compensation for this individual for our fiscal year ended April 30, 2025, by using the same methodology we used to calculate the amount reported for our Chief Executive Officer in the “Total” column of the Summary Compensation Table as set forth in this proxy statement.
The SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices. Accordingly, the pay ratio reported by another company may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of April 30, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have equity compensation plans that were not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3)
Equity plans approved by stockholders	28,477,118	$15.13	11,274,662
Equity plans not approved by stockholders	—	—	—
(1)Includes the 2012 Plan and the 2020 Plan, but does not include future rights to purchase Class A common stock under our 2020 ESPP, which depend on a number of factors described in our 2020 ESPP and will not be determined until the end of the applicable purchase period.
(2)The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)Includes the 2020 Plan and 2020 ESPP. Options, RSUs, or other stock awards granted under the 2012 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2020 Plan.
(4)The 2020 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on May 1st of each fiscal year for a period of up to seven years commencing on May 1, 2024, and ending on (and including) May 1, 2030, in an amount equal to 7% of the total number of shares of Class A and Class B common stock outstanding on April 30th of the preceding fiscal year, or such lesser number of shares as determined by our board of directors prior to May 1st of a given fiscal year. In addition, the 2020 ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on May 1st of each fiscal year for a period of up to ten years commencing on May 1, 2021, and ending on (and including) May 1, 2030, in an amount equal to the least of:
(i)    1% of the total number of shares of common stock outstanding on April 30th of the preceding fiscal year;
(ii)    4,500,000 shares of Class A common stock; and
(iii)    such lesser number of shares of Class A common stock as determined by our board of directors prior to May 1 of a given fiscal year. Accordingly, on May 1, 2025, the number of shares of Class A common stock available for issuance under the 2020 Plan and the 2020 ESPP increased by 9,375,694 shares and 1,339,384 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of our common stock as of August 4, 2025 by:
•each named executive officer;
•each of our directors and director nominees;
•our directors and executive officers as a group; and
•each person known by us to own beneficially more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with SEC rules and regulations, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws.
We have based percentage ownership on 134,027,425 shares of Class A common stock and 3,499,992 shares of Class B common stock outstanding as of August 4, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable or would be exercisable within 60 days of August 4, 2025, and any shares convertible by such person. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o C3.ai, Inc., 1400 Seaport Blvd, Redwood City, California 94063.

Name	Class A Common Stock		Class B Common Stock		% of Total Voting Power(1)
	Shares	%	Shares	%
5% Stockholders
Thomas M. Siebel(2)(3)	28,535,827	18.1%	3,072,820	87.8%	51.4%
The Vanguard Group(4)	12,489,440	9.3%	—	—%	4.0%
BlackRock, Inc.(5)	9,984,692	7.4%	—	—%	3.2%
Entities affiliated with Susquehanna Securities, LLC(6)	6,780,381	5.1%	—	—%	2.2%

Directors and Officers
Thomas M. Siebel(2)	28,026,611	17.8%	2,572,820	73.5%	43.3%
Shares subject to voting proxy(3)	509,216	*	500,000	14.3%	8.1%
Total	28,535,827	18.1%	3,072,820	87.8%	51.4%
Hitesh Lath(7)	95,225	*	—	*	*
Edward Y. Abbo(8)	2,169,078	1.7%	—	*	*
Merel Witteveen(9)	56,030	*	—	*	*
Lisa A. Davis(10)	171,422	*	—	*	*
Kenneth Goldman(11)	102,433	*	—	*	*
General (Ret.) John Hyten(12)	144,805	*	—	*	*
Richard C. Levin(13)	374,405	*	—	*	*
Michael McCaffery(14)	1,324,410	1.0%	—	*	*
Alan Murray(15)	60,511	*	—	*	*
Condoleezza Rice(16)	565,528	*	—	*	*
Bruce Sewell(17)	719,235	*	—	*	*
Jim Snabe(18)	340,586	*	—	*	*
KR Sridhar(19)	107,486	*	—	*	*
Stephen M. Ward, Jr.(20)	828,489	*	—	*	*

All Directors and Officers as a Group (14 Persons)	33,370,362	20.8%	3,072,820	87.8%	52.3%
* Less than 1%.
(1)Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock will be entitled to one vote per share, and each share of Class B common stock will be entitled to 50 votes per share. The Class A common stock and Class B common stock will vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.
(2)Consists of (a) 9,216 shares of Class A common stock held by First Virtual Holdings, LLC, (b) 3,551,250 shares of Class A common stock held by The Siebel Living Trust u/a/d 7/27/1993, (c) 170,294 shares of Class A common stock held by Siebel Asset Management, L.P., (d) 72,695 shares of Class A common stock held by Siebel Asset Management III, L.P., (e) 1,237,115 shares of Class A common stock held by The Siebel 2011 Irrevocable Children’s Trust, (f) 20,201,366 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Mr. Siebel, of which 19,337,230 were vested as of such date, (g) 211,855 shares of Class A common stock issuable upon vesting and settlement of RSU awards held by Mr. Siebel within 60 days of August 4, 2025, (h) 500,000 shares of Class B common stock held by First Virtual Holdings, LLC and (i) 2,072,820 shares of Class B common stock held by The Siebel Living Trust u/a/d 7/27/1993.
(3)Consists of 9,216 shares of Class A common stock and 500,000 shares of Class B common stock over which Mr. Siebel holds an irrevocable proxy pursuant to a voting agreement between Mr. Siebel and Patricia A. House. We do not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Exchange Act as Mr. Siebel exercises voting control over these shares.

(4)Based on information set forth in a Schedule 13G filed with the SEC on October 4, 2024, by The Vanguard Group and certain related entities (Vanguard). Vanguard reported that it has sole voting power with respect to zero shares of Class A common stock, shared voting power with respect to 158,998 shares of Class A common stock, sole dispositive power with respect to 12,212,825 shares of Class A common stock, and shared dispositive power with respect to 276,615 shares of Class A common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Based on information set forth in a Schedule 13G filed with the SEC on February 5, 2025, by BlackRock, Inc. ("Blackrock"). BlackRock reported that it has sole voting power with respect to 9,725,282 shares of Class A common stock, shared voting power with respect to zero shares of Class A common stock, sole dispositive power with respect to 9,984,692 shares of Class A common stock, and shared voting and dispositive power with respect to zero shares of Class A common stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(6)Based on information set forth in a Schedule 13G filed with the SEC on February 13, 2025, by Susquehanna Securities, LLC and certain related entities. Consists of (a) 31,234 shares of Class A common stock held by G1 Execution Services, LLC, (b) 91,763 shares of Class A common stock held by Susquehanna Fundamental Investments, LLC, (c) options to buy 354,000 shares of Class A common stock held by Susquehanna Investment Group, and (d) 6,303,384 shares of Class A common stock held by Susquehanna Securities, LLC, including options to buy 5,517,900 shares of Class A common stock. G1 Execution Services, LLC, Susquehanna Investment Group and Susquehanna Securities, LLC are affiliated independent broker-dealers which, together with Susquehanna Fundamental Investments, LLC, may be deemed a group. The address for each is 401 E. City Avenue, Suite 220, Bala Cynwyd, PA 19004.
(7)Consists of (a) 6,218 shares of Class A common stock held by Mr. Lath and (b) 89,007 shares of Class A common stock issuable upon vesting and settlement of RSU awards held by Mr. Lath within 60 days of August 4, 2025.
(8)Consists of (a) 684,792 shares of Class A common stock held by Mr. Abbo, (b) 112,184 shares of Class A common stock held by the Abbo 2012 Children’s Trust FBO Casey Cecile Abbo, (c) 112,184 shares of Class A common stock held by the Abbo 2012 Children’s Trust FBO Dana Lauren Abbo, (d) 112,183 shares of Class A common stock held by the Abbo 2012 Children’s Trust FBO Layla Grace Abbo, (e) 1,067,735 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Mr. Abbo, all of which were vested as of such date, and (f) 80,000 shares of Class A common stock issuable upon vesting and settlement of RSU awards held by Mr. Abbo within 60 days of August 4, 2025.
(9)Consists of (a) 2,051 shares of Class A common stock held by Ms. Witteveen, (b) 28,854 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Ms. Witteveen, all of which were vested as of such date, and (c) 25,125 shares of Class A common stock issuable upon vesting and settlement of RSU awards held by Ms. Witteveen within 60 days of August 4, 2025.
(10)Consists of (a) 15,354 shares of Class A common stock held by Ms. Davis and (b) 154,770 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Ms. Davis, 79,202 of which were vested as of such date, and (b) 1,298 shares of Class A common stock issuable upon vesting and settlement of RSU awards held by Ms. Davis within 60 days of August 4, 2025.
(11)Consists of (a) 25,022 shares of Class A common stock held by Goldman-Valeriote Family Trust u/a/d 11/15/95, (b) 22,689 shares of Class A common stock held by GV Partners LP, (c) 54,722 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Mr. Goldman, 2,736 of which were vested as of such date.
(12)Consists of (a) 10,000 shares of Class A common stock held by General (Ret.) John Hyten, (b) 102,886 shares of Class A common stock held by Hyten Group LLC, (c) 20,604 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by General (Ret.) John Hyten, 3,090 of which vested as of such date, (d) 11,315 shares of Class A common stock issuable upon vesting and settlement of RSU awards held by General (Ret.) John Hyten within 60 days of August 4, 2025.
(13)Consists of (a) 161,664 shares of Class A common stock held by Dr. Levin and (b) 212,741 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Dr. Levin, 150,877 of which were vested as of such date.
(14)Consists of (a) 321,699 shares of Class A common stock held by Mr. McCaffery, (b) 665,929 shares of Class A common stock held by the McCaffery Family Trust as amended 12/18/00, and (c) 336,782 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Mr. McCaffery, 263,430 of which were vested as of such date.
(15)Consists of 60,511 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Mr. Murray, 15,127 of which were vested as of such date.
(16)Consists of (a) 74,387 shares of Class A common stock held by Dr. Rice, (b) 587 shares of Class A common stock held by the Condoleezza Rice Trust U/A/D 11/24/99 and (c) 490,554 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Dr. Rice, 428,690 of which were vested as of such date.
(17)Consists of 719,235 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Mr. Sewell, 653,835 of which were vested as of such date.
(18)Consists of (a) 55,000 shares of Class A common stock held by Mr. Snabe, (b) 28,000 shares of Class A common stock held by BJHS Invest ApS, of which Mr. Snabe is the sole member, and (c) 197,586 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Mr. Snabe, 135,722 of which were vested as of such date, and (d) 60,000 shares of Class A common stock issuable upon vesting and settlement of RSU awards held by Mr. Snabe within 60 days of August 4, 2025.

(19)Consists of 107,486 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Dr. Sridhar, 34,182 of which were vested as of such date.
(20)Consists of (a) 546,495 shares of Class A common stock held by Mr. Ward and (b) 281,994 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by Mr. Ward, 216,594 of which were vested as of such date.
(21)Consists of (a) 8,109,110 shares of Class A common stock held by our directors and executive officers, (b) 23,934,940 shares of Class A common stock subject to options exercisable within 60 days of August 4, 2025 held by our directors and executive officers, 22,417,304 of which were vested as of such date, (c) 478,600 shares of Class A common stock issuable upon vesting and settlement of RSU awards held by our directors and executive officers within 60 days of August 4, 2025, (d) 500,000 shares of Class B common stock held by First Virtual Holdings, LLC, (e) 2,072,820 shares of Class B common stock held by The Siebel Living Trust u/a/d 7/27/1993, and (f) 9,216 shares of Class A common stock and 500,000 shares of Class B common stock over which Mr. Siebel holds an irrevocable proxy as set forth above.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
Travel Expense Reimbursement
Our aircraft reimbursement policy ("Aircraft Policy") provides for reimbursement for an eligible executive who uses his or her own aircraft for business travel. Mr. Siebel, our Chief Executive Officer, owns and leases aircraft that he uses from time to time for business travel. Our audit committee has approved an hourly reimbursement rate for use of this aircraft that is lower than the actual operational costs incurred by Mr. Siebel, as owner or lessor of the aircraft as applicable. Pursuant to the Aircraft Policy, and as approved by our audit committee, we paid approximately $1.63 million in aircraft reimbursement to Mr. Siebel for eligible business travel during the fiscal year ended April 30, 2025.
Bloom Energy Transactions
KR Sridhar is a member of our board of directors and the Chief Executive Officer of Bloom Energy Corporation ("Bloom Energy"). On July 25, 2024, we entered into a commercial agreement with Bloom Energy of $350,000. On January 31, 2025, we entered into an additional commercial agreement with Bloom Energy of $1.90 million. These commercial agreements with Bloom Energy were negotiated in the ordinary course of business and on terms that are comparable to the terms available to an unrelated third party. Pursuant to these commercial agreements with Bloom Energy, during the fiscal year ended April 30, 2025, we recognized subscription revenue of $797,000, and professional services revenue of $830,000.
In October 2024, the Company entered into a sublease and related services agreement (the “Sublease Agreement”) with Bloom Energy, whereby the Company agreed to sublease office space located in Davos, Switzerland (the “Subleased Space”) and provide support and vendor services, at cost, related to the Subleased Space. Under this Sublease Agreement, Bloom Energy paid us approximately $137,000, during the fiscal year ended April 30, 2025.
Transactions with Immediate Family
A daughter of Mr. Siebel was employed by us during the fiscal year ended April 30, 2025. We set the terms of her compensation in accordance with our compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions, and without involvement of Mr. Siebel. Her total compensation for the fiscal year ended April 30, 2025, was approximately $167,335. In addition, she has received, and is eligible to receive, equity awards on the same general terms and conditions as applicable to employees holding similar positions.
Policies and Procedures for Related Person Transactions
Our related person transaction policy sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person is any executive officer, director, director nominee, or beneficial owner of more than 5% of any class of our voting securities, including any of the immediate family members of the foregoing persons and any entity controlled by such persons.
For purposes of our policy, a related person transaction is a transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were, or will be participants in which the amount exceeds $120,000. Transactions involving compensation for services provided to us as an executive officer or director are not considered related person transactions under this policy. In addition, a transaction, arrangement, or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related person transaction under this policy.

Under our policy, we will collect information that we deem reasonably necessary from each director, director nominee, executive officer, and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. If a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated, or any transaction that was not initially identified as a related person transaction prior to consummation, that proposed transaction will be presented to the audit committee for review, consideration and approval or ratification. In approving or rejecting a proposed transaction, the audit committee will consider the facts and circumstances deemed relevant by, and available to, the audit committee. Under our policy, the audit committee will approve only those related person transactions that, in light of know circumstances, are in, or are not inconsistent with, the best interests of the Company and it stockholders, as the audit committee determines in the good faith exercise of its discretion.

OTHER MATTERS

Matters for Consideration
Neither we nor our board of directors know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
Fiscal Year 2025 Annual Report and SEC Filings
Our financial statements for the fiscal year ended April 30, 2025, are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our investor relations website at ir.c3.ai and are available from the SEC at its website at www.sec.gov.
A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended April 30, 2025, including the financial statements and the financial statement schedules, is available without charge upon written request to:
C3.ai, Inc.
Attention: Investor Relations
1400 Seaport Blvd
Redwood City, California 94063
Email: ir@c3.ai
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

C3.ai

C3.AI, INC.
1400 SEAPORT BLVD.
REDWOOD CITY, CA 94063

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 2, 2025. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77578-P35787

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

C3.AI, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) General (Ret.) John Hyten
02) Richard C. Levin
03) Bruce Sewell

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
2. Advisory vote to approve the compensation of our named executive officers.	▢	▢	▢
The Board of Directors recommends you vote FOR the following proposal:			
3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2026.	▢	▢	▢

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V77579-P35787

C3.ai, Inc.
Annual Meeting of Stockholders
October 3, 2025 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas M. Siebel and Hitesh Lath, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of C3.ai, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Pacific Time on Friday, October 3, 2025, via live webcast on the Internet at www.virtualshareholdermeeting.com/AI2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Continued and to be signed on reverse side